EXHIBIT 10.146

                           CONSTRUCTION LOAN AGREEMENT

      THIS AGREEMENT, made and entered into as of the 8th day of April, 2002, by and between BLUEGREEN VACATIONS UNLIMITED, INC., a Florida corporation ("Borrower"), whose address is 4960 Conference Way North, Suite 100, Boca Raton, FL 33431, and MM&S INVESTMENTS CORPORATION, a Minnesota corporation, doing business in Florida as MARSHALL MILLER & SCHROEDER INVESTMENTS CORPORATION ("Lender"), whose address is Suite 3000, 150 South Fifth Street, Minneapolis, Minnesota 55402.

                              PRELIMINARY RECITALS:

      A. Borrower is the owner of all of those "Condominium Units" all as more fully described in Exhibit E hereafter and located in the Solara Surfside Condominium in the City of Surfside, County of Miami-Dade, State of Florida all as more fully described in and created pursuant to the Declaration of Condominium For Bethel Beach Club Resort & Spa, A Phase Condominium recorded in Official Records of Miami-Dade County, Florida in Book 18155, Page 4177 et seq. as amended by First Amendment to Declaration of Condominium For Bethel Beach Club Resort & Spa, A Phase Condominium, recorded in Official Records of Miami-Dade County, Florida as Document No. 02R167439 and Second Amendment to Declaration of Condominium For Solara Surfside Condominium (fka Bethel Beach Club Resort & Spa, a Phase Condominium) recorded in Official Records of Miami-Dade County, Florida as Document No. 02R192554 and which constitutes a "condominium" under the Florida Condominium Acts, Chapter 718 of the Florida Statutes and in which Condominium the Borrower has created a timeshare plan creating timeshare estates in the Condominium Units as defined in and pursuant to the Florida Vacation Plan and Timeshare Acts, Chapter 721 of the Florida Statutes.

      B. The Borrower has developed a plan for the sale of the "Timeshare Estates" and in furtherance thereof is renovating the Condominium.

      C. In order to finance the renovation the Borrower has made application to and the Lender has agreed to loan to the Borrower the sum of up to Nine Million Seven Hundred Fifty Thousand and no/100 Dollars ($9,750,000.00) and in furtherance thereof, Borrower and Lender are entering into this Construction Loan Agreement.

      D. This Agreement is entered into for the purpose of setting forth the terms and conditions under which Lender will make the loan to Borrower.

      NOW, THEREFORE, in consideration of the making of the Loan and other good and valuable consideration, the receipt of which is hereby acknowledged by the parties hereto, the parties hereto agree as follows:


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                                       1.
                                   DEFINITIONS

      1.1 Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

      "Account Depository" shall mean the Borrower, Resort Title Agency, Inc., Boca Raton, Florida or other title insurance company or depository agent selected by the Assignor and which is an authorized depository agent under the Acts.

      "Acts" shall mean the Condominium Act and Timeshare Act, collectively or singularly as the context requires.

      "Advance" shall mean any advance of loan funds by Lender.

      "Affiliate" shall mean, with respect to any Person, (i) any Person directly or indirectly controlling, controlled by, or under common control with such Person, (ii) any Person owning or controlling ten percent (10%) or more of the outstanding voting interests of such Person, (iii) any officer, director, or general partner of such Person, or (iv) any Person who is an officer, director, general partner, trustee, or holder of ten percent (10%) or more of the voting interest of any Person described in clauses (i) through (iii) of this sentence. For purposes of this definition, the term "controls," "is controlled by," or "is under common control with" shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person or entity, whether through the ownership of voting securities, by contract or otherwise.

      "Aggregated Units" shall mean those Condominium Units identified and shown on Exhibit "2" of the Declaration.

      "Application for Payment" shall mean a written application in form and substance satisfactory to Lender requesting an advance of Loan Funds together with a certificate signed by the Borrower and Contractor certifying as to the Improvements completed at the time; that each contractor or materialman specified in the Application for Payment has satisfactorily completed the work or furnished the materials for which payment is requested in accordance with the applicable contract; that all work for which a Application for Payment is made conforms to the Contract Documents and any approved changes, and is in place; and that sufficient funds remain of the undisbursed loan amounts to complete the Project and that all funds previously disbursed have been applied as per the previous Applications for Payment.

      "Appraisal" shall mean the appraisal prepared by Dabby Group Valuations dated November 1, 2001.

      "Appraised Value" shall mean the value arrived at under the Appraisal to wit: a current or "As Is" value of $7,600,000.00 and an "Upon Completion of Renovations" value of $13,000,000.00.


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      "Approvals" shall mean those approvals required of the Project, the Plans and Specifications and all other Governmental Requirements by Governmental Authorities as a condition to constructing the Project.

      "Approved Plans" shall mean the Plans and Specifications as approved by the City and its agencies.

      "Architect" shall mean Robert M. Swedroe, A.I.A., P.A.

      "Architectural Contract" shall mean the Standard Form of Agreement Between Owner and Architect dated June 29, 2001 for the furnishing of design and architectural services to the Borrower in connection with the construction of the Improvements.

      "Assignment of Contract Documents" shall mean an assignment and pledge by the Borrower to the Lender of all Contract Documents, any permits and other documents and intangibles benefiting the Project.

      "Assignment of Rents and Lease(s)" shall mean the assignment executed by the Borrower, as assignor, to the Lender, as assignee, assigning to the Lender the rents, income and leases of the Premises.

      "Association" shall mean Solara Surfside Condominium Association, Inc., a Florida corporation not for profit, the entity responsible for the operation of the Condominium.

      "Bankruptcy Code" shall mean the Bankruptcy Reform Act of 1978 as heretofore and hereafter amended, and codified as 11 U.S.C. ss.101 et seq.

      "Basis Points" shall mean an arithmetic expression of a percentage measured in hundredths of a percent (i.e. 50 Basis Points equals one half of one percent).

      "Borrower" shall mean Bluegreen Vacations Unlimited, Inc., a Florida corporation.

      "Broker" shall mean any person or entity who for a fee or commission has been engaged by the Borrower to obtain financing for the Project or to procure leases for the Project.

      "Budget" shall mean the budget prepared by Borrower attached as Exhibit "A" itemizing and setting forth the estimated cost of constructing and financing the Improvements and all Project Costs.

      "Business Day" shall mean any day that national banks are open for business in Minneapolis, Minnesota.

      "Change Order" shall mean a change order from the Borrower to the Contractor changing the Work.

      "City" shall mean the City of Surfside, Florida.


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      "Collateral" shall mean all of the security given for the payment of the
      Loan as described in the Loan Documents.

      "Common Elements" shall mean the portions of the Condominium Property that are not included in the Units. Common Elements shall include the tangible personal property required for maintenance and operation of the Condominium even though owned by the Association.

      "Common Expenses" shall mean those expenses properly incurred for the maintenance, operation and repair of the accommodations or facilities, or both, constituting the Timeshare Plan and any other expenses designated as Common Expenses in a timeshare instrument.

      "Completion Date" shall mean the date on which Final Completion occurs which date shall not be later than November 1, 2002.

      "Condominium" shall mean the Solara Surfside Condominium, a condominium formed pursuant to the Condominium Act.

      "Condominium Act" shall mean the Florida Condominium Act, Chapter 718 Florida Statutes.

      "Condominium Documents" shall mean those documents required under the Act and to create the Condominium including (i) the Declaration or any other document which creates the Condominium; (ii) articles and by-laws of the Condominium Association created pursuant to the Declaration; (iii) code of regulations; and (iv) other equivalent documents.

      "Condominium Parcel" or "Parcel" shall mean a Unit, together with the undivided share in the Common Elements which are appurtenant to the Unit.

      "Condominium Property" shall mean the land in the Condominium, whether or not contiguous, and all improvements thereon, and all easements and rights appurtenant thereto, intended for use in connection with the Condominium.

      "Condominium Unit" or "Unit" shall mean a unit as defined in the Condominium Act and refers to each of the separate and identified units delineated on the survey attached to the Declaration as Exhibit "3", and when the context permits means each of the Condominium Parcels including such Units and the undivided shares of the Common Elements appurtenant thereto.

      "Construction Contracts" shall mean the General Contract, the FF&E Contract, Architect's Contract, Subcontracts and any other contracts entered into for the construction and equipping of the Project.


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      "Construction Escrow Account" shall mean the account to be established with Title, as disbursing agent, wherein Title will hold all Loan Funds and Owner Equity received and make disbursements therefrom.

      "Contract Documents" shall mean the Construction Contract(s), the Plans and Specifications, the Project Manual and such Change Orders and other addenda thereto.

      "Contract Price" shall mean the sum of $4,307,967.00 the price as established in the General Contract as the Cost of the Work including Contractor's Fee.

      "Contractor" shall mean the General Contractor, the FF&E Contractor, any Subcontractor, and any other person or entity providing services, materials or work to the Project.

      "Contractor's Fee" shall mean the fee payable to the General Contractor under the General Contract for the construction of the Work.

      "Declaration" shall mean the Declaration of Condominium For Bethel Beach Club Resort & Spa, A Phase Condominium recorded in Official Records of Miami-Dade County, Florida in Book 18155, Page 4177 et seq. as amended by First Amendment to Declaration of Condominium For Bethel Beach Club Resort & Spa, A Phase Condominium, recorded in Official Records of Miami-Dade County, Florida as Document No. 02R167439 and Second Amendment to Declaration of Condominium For Solara Surfside Condominium (fka Bethel Beach Club Resort & Spa, a Phase Condominium) recorded in Official Records of Miami-Dade County, Florida as Document No. 02R192554.

      "Department" shall mean the Florida Department of Business and Professional Regulation.

      "Deposit" shall mean all deposits, down payments, escrows and earnest money, together with interest accrued thereon and Purchase Price paid pursuant to a Purchase Agreement.

      "Direct Costs" shall mean those Project Costs identified in the Budget as "Direct Costs".

      "Disbursing Agent" shall mean the entity with whom the Borrower and Lender have contracted to coordinate and supervise disbursements of Loan Funds. The Disbursing Agent shall be the Title Company.

      "Disbursing Agreement" shall mean the Agreement entered into among the Borrower, Lender and Title governing the disbursement of Loan Funds.

      "Environmental Audit" shall mean a Phase I Environmental Site Assessment prepared by Duquesne & Associates, Inc. dated February 20, 2002.

      "Environmental Indemnity" shall mean an agreement executed by the Borrower and any Guarantor indemnifying and holding the Lender harmless from any Hazardous Substances and the violation of any Environmental Laws.


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

      "Environmental Laws" shall mean any international, federal, state or local statute, law, regulation, order, consent, decree, judgment, permit, license, code, covenant, deed restriction, common law, treaty, convention, ordinance or other requirement relating to public health, safety or the environment, including, without limitation, those relating to releases, discharges or emissions to air, water, land or groundwater, to the withdrawal or use of groundwater, to the use and handling of polychlorinated biphenyls or asbestos, to the disposal, treatment, storage or management of hazardous or solid waste, or Hazardous Substances or crude oil, or any fraction thereof, or to exposure to toxic or hazardous materials to the handling, transportation, discharge or release of gaseous or liquid Hazardous Substances and any regulation, order, notice or demand issued pursuant to such law, statute or ordinance, including without limitation the following: the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and the Hazardous and Solid Waste Amendments of 1984, the Hazardous Materials Transportation Act, as amended, the Federal Water Pollution Control Act, as amended by the Clean Water Act of 1976, the Safe Drinking Water Act, the Clean Air Act, as amended, the Toxic Substances Control Act of 1976, the Occupational Safety and Health Act of 1977, as amended, the Emergency Planning and Community Right-to-Know Act of 1986, the National Environmental Policy Act of 1975, the Oil Pollution Act of 1990, and any similar or implementing state law, and any state statute and any further amendments to these laws providing for financial responsibility for cleanup or other actions with respect to the release or threatened release of Hazardous Substances or crude oil, or any fraction thereof and all rules and regulations promulgated thereunder.

      "Equivalent Acts" shall mean those laws and regulations in jurisdictions outside of Florida governing the sale of the Timeshare Estates.

      "Event of Default" shall mean any of those events specified as an event of default herein.

      "Existing Notice of Commencement" shall mean any existing Notice of Commencement filed pursuant to Chapter 713 of the Florida Statutes and not terminated by a Notice of Termination.

      "Existing Work" shall mean any work done on the Project prior to the filing of the Notice of Commencement including any work done under any Existing Notice of Commencement.

      "FF&E" shall mean the furniture, furnishings and utensils to be installed in each Unit.

      "FF&E Advances" shall mean those advances of Loan Funds to pay for FF&E Costs incurred.

      "FF&E Budget" shall mean the budget attached as Exhibit "B" itemizing the FF&E to be purchased and installed and its cost.


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      "FF&E Contract" shall mean the Purchasing Agreement dated November 16,
      2001, between Bluegreen Interiors, LLC assigned to Borrower, as owner, and the FF&E Contractor to supply the FF&E.

      "FF&E Contractor" shall mean Interiors Purchasing Group, Inc. as FF&E supplier under the FF&E Contract.

      "FF&E Costs" shall mean those Project Costs which are incurred directly by the Borrower in acquiring the FF&E and installing and equipping the Project with the same.

      "FF&E Disbursements" shall mean the from time to time disbursements by Lender to Borrower of FF&E Advances.

      "Final Completion" shall mean that stage of completion where all of the following has occurred:

            1.    Substantial Completion has previously occurred.

            2. All Work pursuant to the Contract Documents has been fully completed in full compliance with the Contract Documents and all applicable laws, codes, ordinances, rules and regulations in effect at the Permit Date, or as revised pursuant to a Change Order.

            3. General Contractor has delivered to Borrower all warranties, manuals, inspection reports and bonds as may be required by the Contract Documents.

            4. Final inspection and approval by all applicable Governmental Authorities has occurred and a Certificate of Occupancy has been issued covering the entire Project without exception or conditions, except for Punch List Items.

            5.    Final Documentation has been delivered.

      "Final Documentation" shall mean the delivery to the Borrower (with copies to Lender) of the following and approval by the Borrower (and if required by the Lender):

            1.    General Contractor's Final Statement of Cost.

            2. Final Lien Waiver from the General Contractor and all Suppliers and Subcontractors, or if any Supplier or Subcontractor refuses to furnish a Final Lien Release, a bond satisfactory to Borrower, Lender and Title Company indemnifying against any such Lien.

            3. General Contractor's affidavit that all payrolls, bills for materials and equipment, and other indebtedness connected with the Work for which Borrower may be responsible have been paid or otherwise satisfied.


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            4.    All bonds, warranties and guarantees required by the Contract
                  Documents.

      "Final Payment" shall mean the final payment of all sums due the General Contractor under the General Contract or in the case of a Supplier or Subcontractor the final payment of all sums due under the respective Suppliers contract or Subcontract, as the case may be.

      "Final Lien Waiver" shall mean a Lien Waiver fully waiving and extinguishing the right to assert a Lien against the Premises.

      "Financial Institution" shall mean a banking institution under the supervision of the United States Comptroller of the Currency or the Banking Commissioner of the State of Florida having a combined capital and surplus of at least $100,000,000.00 and a Standard & Poors rating of AA.

      "Financing Statements" shall mean one or more financing statements naming the Borrower as Debtor under the provisions of the Uniform Commercial Code to Lender perfecting a security interest in the Personalty, Equipment and Fixtures included in the Premises, the Contract Documents and all intangibles.

      "First Advance" shall mean the initial Advance of Loan funds.

      "Fixture" shall mean those goods and equipment incorporated into the Premises and which constitute "fixtures" under applicable law.

      "Force Majeure" shall mean to the extent that the time for performance of Work shall be delayed by acts of God, fire, windstorm, flood, explosion, collapse of structures, riot, war, labor disputes, delays or restrictions by Governmental Authorities, inability to obtain or use necessary materials, or any cause beyond the reasonable control of the party charged with the responsibility for the performance of the Work.

      "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time.

      "General Contract" shall mean the Standard Form of Agreement Between Owner and General Contractor dated April 8, 2002 for the furnishing of labor, services and materials to the Premises in connection with the construction of the Improvements.

      "General Contractor" shall mean WELBRO Constructors, Inc. the entity directly engaged by Borrower to construct the Improvements.

      "Governmental Authority" shall mean any governmental body or regulatory authority exercising jurisdiction over the Premises or the construction of the Project, including any department or subdivision of the City, the Florida Department of Business and Professional Regulation and the Division of Florida Land Sales, Condominiums and Mobile Homes.

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      "Governmental Requirements" shall mean all wetlands
      restrictions/regulations, laws, statutes, codes, ordinances, rules, regulations and Historical Requirements adopted or enacted by a Governmental Authority applicable to the Project, its construction and its use and occupancy as well as the Condominium Act and the Timeshare Act.

      "Guarantor" shall mean Bluegreen Corporation, a Massachusetts corporation.

      "Guaranty" shall mean the Guaranty executed and delivered by the Guarantor.

      "Hazardous Substance" shall mean any hazardous or toxic material, substance or waste, pollutant or contaminant which is defined, prohibited, limited or regulated under any statute, law, ordinance, rule or regulation of any local, state, regional or Federal authority having jurisdiction over the property of the Borrower, or its use, including but not limited to any material, substance or waste which is (a) defined, listed or otherwise classified as a hazardous substance, hazardous material, hazardous waste or other words of similar meaning under any Environmental Laws; (b) petroleum, petroleum hydrocarbons, and all petroleum products;
      (c) polychlorinated biphenols; (d) lead; (e) urea formaldehyde; (f) asbestos and asbestos containing materials; (g) flammables and explosives;
      (h) infectious materials; (i) atmospheric radon at levels over 4 picocuries per cubic liter, (j) radio active materials; or (k) defined, prohibited, limited or regulated as a hazardous substance or hazardous waste under any rules or regulations promulgated under any of the foregoing Environmental Laws.

      "Improvements" shall mean Renovation of the Condominium consisting of a seven-story, 62 Unit, oceanfront condominium apartment building of which
      58.1 equivalent Units are owned by the Borrower consisting of 104,663 gross square feet of which 24,436 square feet are on the garage level, 7,375 square feet are on the lobby level and 72,852 square feet are on the second through seventh residential levels. The partial basement garage has room for 46 spaces plus there are eight covered and eight open spaces on the lobby level and with 124 feet of direct ocean frontage, located at 8801 Collins Avenue, Surfside, Miami-Dade County, Florida.

      "Indirect Costs" shall mean those Project Costs identified in the Budget as "Indirect Costs".

      "Inspecting Architect" shall mean the architect retained by Lender to inspect the Work and review all Applications for Payment.

      "Institutional Lender' shall mean a bank, savings and loan association, insurance company or pension fund authorized to do business in the United States of America, any agency of the United states Government, a real estate or mortgage investment trust or a lender generally recognized in the community as an institutional type lender, or any assignee of a mortgage held by an Institutional Lender.

      "Insurance Policies" shall mean those policies of insurance identified in
      Article 3 hereof.

      "Interest Rate" shall mean the interest rate charged on the Loan from time to time as set forth in Section 2.1 hereof.


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      "Labor" shall mean the furnishing of any work or labor to the construction of the Project.

      "Lease(s)" shall mean a written instrument granting to a tenant the right to possession of the Premises for a term of years.

      "Lien" shall mean any lien that may be imposed by law or by contract against the Premises for the payment of labor, materials, or services rendered by a person or entity in connection with the Work.

      "Lien Waiver" shall mean a waiver of lien in format and content sufficient under Florida law to waive and relinquish any right to assert a Lien against the Premises.

      "Limited Common Elements" shall mean and include those Common Elements which are reserved for the use of a certain Condominium Unit or Units, to the exclusion of other Units, as specified by the Declaration.

      "Line Item" shall mean those individual Project Costs items as itemized by line in the Sworn Construction Statement and Budget.

      "Loan" shall mean the loan to be made pursuant to Article 2 of this Agreement in an amount equal to $9,750,000.00

      "Loan Documents" shall mean this Agreement and the following:

            (i)      Note
            (ii)     Mortgage
            (iii)    Financing Statement(s)
            (iv)     Guaranty
            (v)      Assignment of Contract Documents and Intangibles
            (vi)     Assignment of Rents and Lease(s)
            (vii)    Assignment of Purchase Contracts and Sales Proceeds
            (viii)   Environmental Indemnity
            (ix)     Disbursing Agreement

      and such other documents as Lender may require to evidence and secure the Loan.

      "Loan Fee" shall mean a fee of $195,000.00 payable by Borrower to Lender for making the Loan.

      "Loan Funds" shall mean the sums of money disbursed under this Agreement.

      "Loan Release Schedule" shall mean the Schedule attached as Exhibit "C" which sets forth the pro forma scheduled Timeshare Sales.

      "Loan Year" shall mean a consecutive twelve month year beginning on April 1 and ending on March 31.

      "Major Contract(s)" shall mean all Contracts written in excess of $10,000.00.


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      "Management Agreement" shall mean and refer any management agreement entered into between the Association and a third party manager which provides for the management of the Condominium Property.

      "Manager" shall mean any manager under a Management Agreement.

      "Master Purchasing Agent" shall mean Bluegreen Interiors, LLC.

      "Master Purchasing Agreement" shall mean the agreement between the Borrower and Master Purchasing Agent dated March 27, 2002 wherein the Master Purchasing Agent, as "owner" under the Purchasing Agreement serves as the acquisition and reselling agent for the Borrower with respect to the FF&E and furniture and furnishing services to be sold to the Master Purchasing Agent by the FF&E Contractor under the FF&E Contract.

      "Materials" shall mean all equipment, materials and goods furnished to the Premises and to be included in the Work.

      "Maturity Date" shall mean April 1, 2004.

      "Minor Changes" shall mean Change Orders that do not (a) change the Scope of the Work, (b) change the Contract Price together with all other previous changes by more than one percent (1%), or (c) change any individual Line Item together with all previous changes by five percent (5%), or (d) require approval by a Governmental Authority.

      "Mortgage" shall mean the Mortgage and Security Agreement and Fixture Financing Statement given by the Borrower creating a lien on and security interest in the Premises.

      "Note" shall mean the Promissory Note of the Borrower payable to the Lender in the amount of the Loan.

      "Notice of Commencement" shall have the meaning as set forth in Florida Statutes ss.713.13.

      "Notice of Termination" shall have the meaning as set forth in Florida Statutes ss.713.132.

      "Notice to Owner" shall have the meaning as set forth in Florida Statutes ss.713.06.

      "Occupant" shall mean the person or persons, other than the Unit Owner, in possession of a Unit.

      "Off Site Improvements" shall mean those improvements off the Premises required by any Governmental Authority to be completed by the Borrower as a condition to its Approval of the Project.

      "Organizational Documents" shall mean the following:

            As to Guarantor:


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            Articles of Incorporation
            By-Laws
            Incumbency Certificates in respect of the officers and directors, Resolutions of the Board of Directors and, if necessary, the shareholders authorizing the transactions contemplated by this Agreement, Certificate of Good Standing from Secretary of State of Massachusetts.

            As to Borrower:

            Articles of Incorporation
            By-Laws
            Incumbency Certificates in respect of the officers and directors, Resolutions of the Board of Directors and, if necessary, the shareholders authorizing the transactions contemplated by this Agreement, Certificate of Good Standing from Secretary of State of Florida.

      "Owner Equity" shall mean the total Project Costs, less the amount of the Loan.

      "Partial Lien Waiver" shall mean a Lien Waiver fully waiving and extinguishing the right to assert a Lien for any and all Work done to the Project through the date of the Lien Waiver.

      "Partial Release" shall mean a partial release suitable for recording in the State of Florida which releases the lien of the Mortgage as to a Timeshare Estate that is being sold pursuant to a Timeshare Sale but which retains the lien of the Mortgage on all other Units/Timeshare Estates mortgaged under the Mortgage.

      "Permits" shall mean all permits required by Governmental Authorities for the construction of the Improvements in accordance with the Plans and Specifications including any required building permits.

      "Permitted Exceptions" shall mean the exceptions to insured coverage set forth in Schedule B to the Title Policy.

      "Person" shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, institution public benefit corporation, entity or government (whether federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

      "Personalty" shall mean all personal property, fixtures, fittings and furnishings, owned by Borrower and now or hereafter attached to, located at, or placed in the improvements on the Premises including, without limitation i) all machinery, fittings, fixtures, apparatus, equipment or articles used to supply heating, gas, electricity, air conditioning, water, light, waste disposal, power, refrigeration, ventilation, and fire and sprinkler protection, ii) all maintenance supplies and repair equipment, iii) all draperies, carpeting, floor coverings, screens, storm windows and window coverings, blinds, awnings, shrubbery and plants, iv) all elevators, escalators and shafts, motors, machinery, fittings and supplies necessary for their use, v) all building materials and supplies now or hereafter delivered to the Premises, vi) all plans, drawings and specifications (subject to the rights of the architects and engineers who have prepared such plans, drawings and specifications), documents, equipment, fixtures and furnishings used in the business and operation of the Premises (it being understood that the enumeration of any specific articles of property shall in no way be held to exclude any items of property not specifically enumerated), as well as renewals, replacements, proceeds, additions, accessories, increases, parts, fittings, insurance payments, awards and substitutes thereof, together with all interest of Borrower in any such items hereafter acquired, as well as the Borrower's interest in any lease, or conditional sales agreement under which the same is acquired.

      "Plans and Specifications" shall mean the plans and specifications for the construction of the Improvements prepared by the Architect which Plans and Specifications shall comply with all Governmental Requirements shall in all respects be suitable for construction of the Improvements. An Extract of the Plans and Specifications is attached as Exhibit "D".

      "Plat" shall mean any subdivision of the Premises as required to be completed and filed as a condition of constructing the Project.

      "Premises" shall mean all of the Condominium Units identified in Exhibit "E" together with all other interests in the Condominium Property that accrues to a Condominium Unit including all Timeshare Estates in a Condominium Unit less those Timeshare Estates that are from time to time released pursuant to the provisions of Article 8 hereof. A full description of the Premises is attached as Exhibit "E".

      "Prime Rate" shall mean the rate of interest published in the Money Rates section of The Wall Street Journal from time to time as the Prime Rate. If more than one Prime Rate is published in The Wall Street Journal for a day, the average of the Prime Rates so published shall be used and such average shall be rounded up to the nearest one quarter of one percent (.25%). If The Wall Street Journal ceases to publish the Prime Rate, the Lender may select a comparable publication or service that publishes such Prime Rate, or its equivalent, and if such Prime Rate is no longer published, then the rate publicly announced by one of the ten largest money center banks in the United States (as selected by the Lender in its discretion) as its "prime" or "reference" rate. Changes shall be effective as of the date of publication.

      "Principal" shall mean the sums of money from time to time disbursed by the Lender pursuant to this Agreement.

      "Principal Balance" shall mean the from time to time amount of Principal remaining unpaid.

      "Pro Forma" shall mean a pro forma analysis of the projected time schedule for completion, source and use of funds, the occupancy thereof and the cash flow from the Project.

      "Project" shall mean the Renovation of the Improvements to a timeshare resort pursuant to the Timeshare Act and in substantial accordance with Governmental Requirements, the Plans and Specifications and as fully equipped with the FF&E.

      "Project Costs" shall mean those costs incurred in development and construction of the Project as set forth in the Budget, as such Budget may from time to time be amended with the consent of the Lender.

      "Project Manual" shall mean the Specifications Manual prepared by the Architect identifying the Project, specifying the criteria for the Work and the bidding procedures.

      "Property Manager" shall mean any person or entity hired to manage or lease the Premises.

      "Prospectus" shall mean the Multisite Purchaser's Public Offering Statement dated November 2001 for the Bluegreen Vacation Club as prepared and issued by the Bluegreen Corporation, as amended and supplemented from time to time.

      "Punch List" shall mean a list prepared by the General Contractor in cooperation with Borrower detailing all corrections and actions required to be taken by the General Contractor in order for the Borrower to find the Work acceptable and complete in strict accordance with the Contract Documents and which shall meet with the approval of Lender's Inspecting Architect.

      "Punch List Items" shall mean those items of Work which are detailed in the Punch List.

      "Purchase Price" shall mean the gross sale price for the purchase of a Timeshare Estate.

      "Release Price" shall mean as to Timeshare Estates the following amounts for the described Time Share Period sold:

            Time Share Period  Release Price
            -----------------  -------------

            Annual                $4,034.00
            Biennual              $2,017.00
            X (Full)              $2,305.00
            Y (Full)              $1,729.00
            X (Odd Year)          $1,152.50
            X (Even Year)         $1,152.50
            Y (Odd Year)          $  864.50
            Y (Even Year)         $  864.50

      "Rents and Income" shall mean rents, income, contract rights, leases, all rental payments now due or which may hereafter become due under or by virtue of any lease, license or agreement, whether written or verbal, for the use or occupancy of the Premises or any part thereof together with all tenant security deposits, all receivables, customer obligations, installment payment obligations and other obligations now existing or hereafter arising or created out of sale, lease, sublease, license, concession or other grant of the right of possession, use or occupancy of any portion of the Premises and all proceeds from the same.

      "Renovation" shall mean the renovation of the Improvements which includes a substantial rehabilitation of the building's interior and exterior components which shall include a complete renovation of all interior common areas and individual Units, including new kitchens, baths, lighting, flooring, plumbing and mechanical and electrical upgrades and new furniture, fixtures, equipment and associated furnishings in each Unit and which is further detailed in the Plans and Specifications.

      "Reserves" shall mean the following amounts to be held by the Lender in reserve and to be applied by the Lender to the category for which the Reserve is established:

            a) Construction Contingency Reserve. $63,000.00 to defray unforeseen construction contingencies arising out of the Project ("Construction Contingency Reserve").

      "Required Approvals" shall mean Approvals as required to be obtained.

      "Required Financial Reports" shall mean those financial reports required pursuant to Section 6.25:

      "Retainage" shall mean a percentage amount to be deducted from each Advance for payment of Direct Costs and retained by the Lender until the requirements for Disbursement of Final Balance are met. The Retainage under this Agreement shall be ten percent (10%) of each such Advance until the Project is fifty percent (50%) completed and zero thereafter.

      "Schedule of Unsold Units" shall mean the schedule attached as Exhibit "F" which sets forth the aggregate unsold Timeshare Estates.

      "Schedule of Values" shall mean the summary of the cost and items of Work prepared by the General Contractor itemizing each Category of Work by line item and designating the Work and cost of the Work and the subcontractor or Materialman for the same.

      "Scope of the Work" shall mean all work and material necessary to complete the Project as contemplated by the Contract Documents.

      "Site Acquisition" shall mean the acquisition of the Premises by the Borrower.

      "Subcontractor(s)" shall mean those persons furnishing labor or Materials for the Project under contract with the General Contractor.

      "Sub-Contracts" shall mean the contracts between the General Contractor and Subcontractors for the furnishing of labor or materials for the Project.

      "Substantial Completion" shall mean the stage in the progress of the Work where all of the following have occurred:

            1. All Work pursuant to the Contract Documents has been substantially completed such that the remaining items to be completed are not necessary for the use and enjoyment of the Project by Borrower and any tenants; and further, that the completion of any such items can be performed by General Contractor without significantly interfering with the use and enjoyment of the Project by Borrower and any tenants.

            2. General Contractor has turned over all areas of the substantially completed Project in a logical, sequential manner to Borrower.

            3. All mechanical, electrical, fire protection, HVAC, life safety and similar building systems installed by General Contractor have been tested, started and commissioned for permanent use.

            4. Inspection and approval by all applicable governmental agencies has occurred and a Certificate of Occupancy or Temporary Certificate of Occupancy has been issued by the City covering the entire Project, which certificate may contain certain exceptions or conditions to occupancy, so long as such exceptions or conditions do not interfere with the use and enjoyment of the Property by Borrower and its tenants.

      "Suppliers" shall mean those persons or entities supplying Materials to the Project other than the General Contractor.

      "Sworn Construction Statement" shall mean a sworn statement of the General Contractor listing by line each item of Work or Materials to be performed or furnished, itemized by category, the Contractor or Supplier performing or furnishing such Work or furnishing Materials, and the estimate of the cost of the Work to be done.

      "Tenant(s)" shall mean any party entitled to possession of the Premises under any Lease.

      "Timeshare Act" shall mean the Florida Vacation Plan and Timeshare Act, Chapter 721 of the Florida Statutes and where required Equivalent Acts.

      "Timeshare Disclosure Requirements" shall mean those disclosures required by Florida Statutes 721 and where required Equivalent Acts.

      "Timeshare Estate" shall mean a real property interest established pursuant to a F.S. Chapter 721; TO WIT: a right to occupy a Unit for a Timeshare Period, coupled with a freehold estate or an estate for years with a future interest in the Condominium Property or a specified Condominium Unit, subject to the Declaration. The term shall also mean an interest in a Unit under which the exclusive right of use, possession or occupancy of the Unit circulates among the various purchasers of a Timeshare Plan pursuant to F.S. Chapter 721 on a recurring basis for a period of time. By way of example, and not limitation, the term shall include an undivided interest as a tenant-in-common with other

      Owners as may exist in the Aggregated Units, with the numerator of such undivided interest as a tenant-in-common with other owners being the respective numbers of days of use allocated to the purchase of the respective Timeshare Estates.

      "Timeshare Filing" shall mean the Single Site/Component Site Timeshare Filing Statement filed with the Department and as approved by such Department authorizing the selling of Timeshare Estates in the Project and any filing statement required to be filed under Equivalent Acts.

      "Timeshare Offering" shall mean the offering of Timeshare Estates in the Units pursuant to the Timeshare Filing.

      "Timeshare Period" shall mean the period or periods of time when a purchaser of a Timeshare Estate is afforded the opportunity to use the accommodations or facilities of the Timeshare Plan. Reference is made to the Declaration for a definitive detail of each Timeshare Period.

      "Timeshare Plan" shall mean the plan established by the Prospectus by which an Owner receives a beneficial interest in a Timeshare Period in a Unit pursuant to the Timeshare Plan coupled with a freehold interest in a Unit subject to the Declaration.

      "Timeshare Purchaser" shall mean persons or entities purchasing title to a Timeshare Estate.

      "Timeshare Sale" shall mean a sale of a Timeshare Estate to a Timeshare Purchaser.

      "Title" shall mean First American Title Insurance Company, the title insurer issuing the mortgagee's title insurance policy.

      "Title Policy" shall mean an extended coverage ALTA Lender's Policy of Title Insurance issued by Title (Form 1970 with the Florida modifications) and containing such endorsements as Lender may require and setting forth as exceptions to title those exceptions as may be approved by Lender.

      "Transfer" shall mean (a) in the case of the Premises any sale, grant, pledge, assignment, mortgage, encumbrance, security interest, consensual lien, hypothecation, lease (other than bona fide third party leases for actual occupancy by an unrelated, unaffiliated tenant), transfer or divesture or otherwise of or an interest in i) the Premises or ii) a Condominium Unit or iii) a Timeshare Estate other than a Timeshare Sale and (b) in the case of ownership interests in the Borrower any sale, grant, pledge, assignment, mortgage, encumbrance, security interest, consensual lien, hypothecation, transfer or divesture or otherwise of or an interest in the Borrower.

      "Unit Owner" shall mean the owner of a Condominium Unit or Timeshare
      Estate.

      "Work" shall mean all Labor and Materials required to complete the construction of the Project including all Improvements, site grading, demolition of existing improvements, if any, required off site Improvements, FF&E acquisition and installation, if any, landscaping, signage, installation of utilities, curb and gutter and parking areas.

                                       2.
                                    THE LOAN

      2.1 Loan. Subject to the terms and conditions of this Agreement and the compliance by the Borrower with its obligations to Lender hereunder, the Lender shall advance to Borrower and Borrower shall borrow from Lender the Loan.

      2.2 Interest Rate. The Loan shall bear interest at the following rates of interest ("Interest Rate"):

      (a) Stated Rate. From and after the date of the initial disbursement of Principal, the Loan shall bear interest at a definite and certain but fluctuating per annum rate of interest equal to one hundred twenty-five (125) Basis Points plus the Prime Rate, as it may change from day to day. Notwithstanding the above, the Stated Rate shall never be less than Seven and Fifty Hundredths Percent (7.50%) ("Stated Rate").

      (b) Default Rate. If a Default (as later defined) occurs under the Loan then, at the option of the Lender hereof, during the entire period during which such Default shall occur and be continuing interest shall be payable on the Principal Balance at a per annum rate of interest equal to the lesser of (i) the maximum lawful rate of interest permitted to be paid on the Loan or (ii) four hundred (400) Basis Points plus the Stated Rate as it may change from day to day ("Default Rate") whether or not the Lender has exercised its option to accelerate the maturity of this Note and declare the entire Principal Balance due and payable.

In no event shall the Interest Rate on the Loan exceed the lesser of (i) 25% per annum or (ii) the maximum rate allowed pursuant to the usury laws of the State of Florida.

      2.3 Late Charge. In the event that any payment required under the Note is not paid when due, the Borrower agrees to pay a late charge of $.04 per $1.00 of unpaid payment to defray the costs of the Lender incident to collecting such late payment. This late charge shall apply individually to all payments past due and there will be no daily pro rata adjustment. This provision shall not be deemed to excuse a late payment or be deemed a waiver of any other rights the Lender may have including the right to declare the entire unpaid principal and interest immediately due and payable.

      2.4 Basis of Computation. Interest shall be calculated by multiplying the actual number of days elapsed in the period for which interest is being calculated by a daily rate based on a 360 day year.

      2.5 Payment. The Loan shall be payable in accordance with the terms and conditions of the Note which are incorporated herein by reference.

      2.6 Prepayment. The Loan shall be prepayable in accordance with the terms and conditions of the Note which are incorporated herein by reference.

                                       3.
                                    RESERVES

      3.1 Reserves. The Lender shall hold back from disbursement of the Loan proceeds an amount sufficient to initially establish the Reserves as unfunded accounts under this Agreement and from which Reserves funds shall be thereafter disbursed by Lender as provided in this Agreement. No interest shall accrue or be payable to Lender by Borrower on any such Reserve prior to its disbursement. If a Reserve account shall be entirely disbursed, but the costs or expenses for which that Reserve have been established shall not have been fully paid and provided for, Lender shall have the right to hold back from any further disbursement of Loan proceeds funds sufficient to re-establish those Reserves in amounts sufficient (in Lender's reasonable judgment) to provide for those costs and expenses thereafter. If in doing so the total of remaining Project Costs will exceed the Loan proceeds remaining to be disbursed, Borrower shall upon notice from Lender deposit with Lender additional Owner Equity in an amount sufficient to fund the Reserves in the amount of the resulting deficiency as determined by Lender. Lender shall have no obligation to disburse a Reserve (i) if an Event of Default has occurred and is continuing hereunder, or (ii) to disburse a Reserve for any other purpose or to any other person other than for which the Reserve was established, provided if an Event of Default has occurred, the Lender may disburse any Reserve in its discretion to the payment of the Loan or to any Project Cost as it may decide. Borrower hereby grants to Lender a first security interest in the Reserves. Upon exhaustion of a Reserve, and if further costs are foreseeable Borrower shall deposit with the Lender as additional Owner Equity sums sufficient to replenish the Reserves. It is not the intent to disburse the Reserves at the opening of the Loan but rather amounts held in reserve shall be disbursed from time to time as required in increments as needed to satisfy the item for which the Reserve has been established.

      3.2 Disbursement of Excess Reserves. Any Reserves remaining undisbursed on the Final Completion Date shall be disbursed to the Borrower as a Final Disbursement of the Loan.

                                       4.
                                    INSURANCE

      4.1 Insurance. Prior to the request for the First Advance Borrower shall obtain or require the Association to obtain, pay for and keep in full force and effect during the term of this Mortgage the following policies of insurance:

            Contractor's Liability - For each contractor performing work in the Premises Contractor's Comprehensive General Liability Insurance [including operations, product liability, contingent liability operations, operations of subcontractors, completed operations, contractual liability insurance and comprehensive automobile liability insurance (including hired and non-owned liability)] and with combined single limit and general aggregate coverage for personal and bodily injury and property damage of at least $1,000,000.00 for each occurrence and with $10,000,000.00 excess liability coverage.

            Worker's Compensation - For each contractor performing work in the Premises statutory worker's compensation coverage in the minimum Statutory limit under Florida Workers Compensation Laws.

            All Risk - All Risk of Direct Physical Loss or Damage perils special form property insurance with extended coverages including 12 months loss of rents, Contingent Operations of Building Laws/Ordinance or Law Endorsement (including demolition cost, loss to undamaged portions of any buildings and increased cost of construction), Earthquake, Boiler and Machinery, Wind-named Storms, Coastal Wind and Flood in the amount of $50,000,000 of 100% replacement cost and with no co-insurance provision naming the Association as insured, Borrower as additional insured with respect to the Units and the Lender as mortgagee/loss payee with respect to the Units.

            CGL. Commercial general public liability insurance (including fire damage, medical expenses, personal injury, general aggregate and products, completed operations, contractual liability, host liquor liability, broad form property damage, and personal injuries, including death resulting therefrom) and with combined single limit and general aggregate coverage and of at least $1,000,000.00 for each occurrence and with $10,000,000.00 excess liability coverage the naming Association as insured and naming the Borrower and Lender as additional insured with respect to the Units.

            Other. Such other coverages as the Association may be required to carry under the Declaration for the benefit of the Unit Owners.

      4.2 Insurance Policy Requirements. Maximum deductible on coverages shall be no greater than $5,000 for All Risk, $25,000 for Earthquake, 5% ($100,000 occurrence minimum), fior California Earthquake, $10,000 for Boiler and Machinery, $25,000 for Flood, 2% ($100,000 occurrence minimum) for Named Wind and 1% ($250,000 occurrence maximum) Coastal Wind. The insurance carrier must be rated A, Class VIII, or better, by Best's Rating Service. Such insurance policies shall be written on forms and with insurance companies satisfactory to Lender, shall be in amounts sufficient to prevent the Borrower/Association from becoming a co-insurer of any loss thereunder, shall insure the Lender as a first mortgagee on the casualty coverage under a standard mortgagee clause and shall name Lender as an "additional insured" on all required liability coverages and policies. The Borrower/Association shall, within thirty (30) days prior to the expiration of any such policy, deliver other original policies of the insurer evidencing the renewal of such insurance together with evidence of the payment of current premiums therefor. Any vacancy, change of title, tenant occupancy or use, physical damage, additional improvements or other factors affecting any insurance contract must be reported to the Lender immediately. An original or certified copy of each policy is required upon renewal. If no such copy is available, Lender will accept a binder for a period not to exceed ninety (90) days. All binders, certificates of insurance, and original or certified copies of policies must name Borrower/Association as a named insured, or as an additional insured, must include the complete and accurate property address and must bear the original signature of the issuing insurance agent.

If the Association maintains the required insurance under a "master" or "blanket" policy which is satisfactory to Lender and which provides insurance coverage in the amounts, for the periods, and against the hazards Lender requires; then Association's obligation to maintain hazard insurance coverage on the portion of the Project subject to the Declaration is deemed satisfied to the extent that that the required coverage is provided by the Association policy.

      4.3 Collection and Use of Proceeds. Borrower shall cooperate with Lender in obtaining for Lender the benefits of any Insurance Policies, bonds or other proceeds payable to it under such Insurance Policies and bonds and shall pay all reasonable expenses of Lender in participating in any loss adjustments (including the payment by Borrower of the expense of an independent Appraisal on behalf of Lender, if reasonably necessary to facilitate adjustment of a loss). All required insurance on Units that are subject to the Declaration shall be applied as provided for in the Declaration and at the request of the Lender the Association shall pay such proceeds to an insurance trustee acceptable to the Lender pursuant to the provisions of the Declaration. Any excess proceeds remaining after application to rebuilding or restoration as provided for in the Declaration shall be paid to Lender to be applied to repayment of the Loan. Any excess proceeds remaining after application to rebuilding or restoration as provided for in the Declaration shall be paid to Lender to be applied to repayment of the Loan. As to insurance maintained on the Units owned by the Borrower the proceeds payable from the same shall be applied to the restoration of damage to the Unit with any excess to be applied at the option of the Lender to the repayment of the Loan, provided if there is a damage or destruction such that the Association shall decide not to rebuild the damaged Units, then the entire proceeds from such policy shall be paid to the Borrower and applied to the repayment of the Loan.

                                       5.
                 REPRESENTATIONS AND WARRANTIES OF THE BORROWER

      5.1 Validity of Loan Documents. The Loan Documents grant to Lender a valid and enforceable first lien and security interest in the Project.

      5.2 Priority of Lien on Personalty. No chattel mortgage, bill of sale, security agreement, financing statement, or other title retention agreement (except those executed in favor of Lender) has or will be executed with respect to any Personalty used in conjunction with the construction, operation or maintenance of the improvements, except with respect to the removable trade fixtures, inventory and personal property of any Tenant of the Premises.

      5.3 Conflicting Transactions of Borrower. The consummation of the transactions hereby contemplated and the performance of the obligations of Borrower under and by virtue of the Loan Documents will not result in any breach of, or constitute a default under the Organizational Documents, any mortgage, lease, bank loan or credit agreement, or other instrument to which Borrower is a party or by which it may be bound or affected.

      5.4 Legal Status of Borrower. Borrower is duly organized, validly existing and in good standing under the laws of the State of Florida and has all power, authority, permits, consents, authorizations and licenses necessary to carry on its business, to construct, equip, own and operate the Project and to execute, deliver and perform this Agreement and the other Loan Documents to which Borrower is a party; all consents required of the ownership of Borrower necessary to authorize the execution, delivery and performance of this Agreement and of the other Loan Documents which have been or are to be executed by and on behalf of Borrower have been duly adopted and are in full force and effect; and this Agreement and such other Loan Documents have been duly authorized, executed and delivered by and on behalf of Borrower and are the valid and binding obligations of Borrower, enforceable in accordance with their respective terms.

      5.5 Legal Status of Corporate Guarantor. The corporate Guarantor is a duly organized, validly existing corporation in good standing under the laws of the State of Massachusetts and has all power, authority, permits, consents, authorizations and licenses necessary to carry on its business, and to execute, deliver and perform its Guaranty; all consents required of the shareholders of such corporation necessary to authorize the execution, delivery and performance of the Guaranty have been duly adopted and are in full force and effect; and the Guaranty has been duly authorized, executed and delivered by and on behalf of the corporation and is the valid and binding obligation of the corporation, enforceable in accordance with its terms.

      5.6 Pending Litigation. There are no actions, suits or proceedings pending, or to the knowledge of Borrower threatened, against or affecting it, or the Premises, or involving the validity or enforceability of any of the Loan Documents or the priority of the lien thereof, at law or in equity, or before or by any Governmental Authority, except actions, suits and proceedings which are fully covered by insurance or which, if adversely determined would not substantially impair the ability of Borrower to perform each and every one of its obligations under and by virtue of the Loan Documents; and to the Borrower's knowledge it is not in default with respect to any order, writ, injunction, decree or demand of any court or any governmental authority.

      5.7 Violations of Governmental Law, Ordinances or Regulations. Borrower has no knowledge of any violations or notices of violations of any federal or state law or municipal ordinance or order or requirement of the State in which the Premises are located or any municipal department or other governmental authority having jurisdiction affecting the Premises, including the Condominium Act and Timeshare Act, which violations in any way relate to or affect the Premises.

      5.8 Compliance with Zoning Ordinances, Governmental Requirements. To the best of Borrower's knowledge, the Plans and Specifications, the Work and construction pursuant thereto and the use of the Premises contemplated thereby comply and will comply with all Governmental Requirements, Environmental Laws, equal employment regulations, any private covenants affecting the Project, and appropriate supervising boards of fire underwriters and similar agencies and all Approvals to the construction of the Project have been obtained.

      5.9 Availability of Utilities. All utility services necessary for the proper operation of the Project for their intended purposes are available at the Premises or will be made available to the Premises prior to completion of construction of the Improvements at standard utility rates and hook-up charges, including water supply, storm and sanitary sewer facilities, energy and communications facilities.

      5.10 Permits. All Permits required for the construction of the Improvements are available from the Governmental Authorities and will be issued and paid for prior to the First Advance.

      5.11 Condition of Premises. The Premises are not now damaged or injured as a result of any fire, explosion, accident, flood or other casualty, nor subject to any condemnation action or exercise of eminent domain by a Governmental Authority.

      5.12 Final Plans and Specifications. The Plans and Specifications are final. Excepting for Minor Changes, no changes are to be made in the Plans and Specifications as so approved without Required Approvals.

      5.13 Construction Contract(s). The General Contract is in full force and effect and no default exists thereunder and the Borrower will perform its obligations thereunder and cause the General Contractor to perform its obligations thereunder. Borrower will cause the General Contractor to promptly furnish Lender with the complete list of all Subcontractors or entities which General Contractor proposes to engage to furnish labor and/or materials in constructing the Improvements, together with the amounts due them under their subcontracts and the Work to be done by the Subcontractor, and will from time to time furnish Lender with true copies of all Major Contract(s).

      5.14 Brokerage Commissions. Borrower has independently engaged the services of its own brokers to obtain the Loan from the Lender. Borrower agrees to pay all commissions and fees due such brokers and Borrower agrees to and shall indemnify Lender from any liability, claims or losses arising by reason of any Broker claiming a fee or commission due in connection with the Loan. This provision shall survive the repayment of the Loan and shall continue in full force and effect so long as the possibility of such liability, claims or losses exists. The Budget accurately sets forth all amounts due such engaged brokers and Borrower represents and warrants to the Lender that no other brokerage commissions are due in connection with the transaction contemplated hereby.

      5.15 Environmental Impact Statement. All required environmental impact statements as required by any Governmental Authority have been duly filed and approved.

      5.16 Access. The Premises directly front on a publicly maintained road or street and have legal access to the same through governmentally approved curb cut permits.

      5.17 Hazardous Substances Representations of Borrower. To the best of its knowledge following due inquiry as a duly diligent property owner, and except as disclosed by the Environmental Site Assessment delivered to and accepted by the Lender, (i) the Premises has been and is free from contamination by Hazardous Substances but including neither (A) immaterial quantities of automotive motor oil leaked inadvertently from vehicles in the ordinary course of the operation of the Premises and cleaned up in accordance with reasonable property management procedures and any applicable law nor (B) immaterial quantities of substances customarily and prudently used in the cleaning and maintenance of the Premises in accordance with any applicable law), (ii) no release of any such Hazardous Substance has occurred on or about the Premises, (iii) that the Premises currently complies, and will comply based on its anticipated use, with all current Environmental Laws, (iv) that, in connection with the ownership, operation, and use of the Premises, all necessary notices have been filed and all required permits, licenses and other authorizations have been obtained, including those relating to the generation, treatment, storage, disposal or use of Hazardous Substances, (v) that there is no present or to the best of Borrower's knowledge following inquiry as a duly diligent property owner, past or threatened investigation, inquiry or proceeding relating to the environmental condition of, or to events on or about, the Premises, and (vi) there are not to the best of Borrower's knowledge any underground storage tanks currently existing and to the extent such underground storage tanks are existing they are registered under the required Environmental Laws and do not contain any leakages, and (vii) Borrower has not received nor does it have any knowledge of any summons, citation, directive, letter or other communication, written or oral, from any local, state or federal governmental agency concerning (A) the existence of Hazardous Substances on the Premises or in the immediate vicinity,
(B) the releasing, spilling, leaking, pumping, pouring, emitting, emptying, or dumping of Hazardous Substances onto the Premises or into waters or other lands or (C) violation of Environmental Laws.

      5.18 Flood Plain. The Improvements are not located in a 100 Year Flood Plain as depicted on any FIRM Maps or as determined by the Federal Emergency Management Agency ("FEMA").

      5.19 Status of Borrower. Neither Borrower nor any controlling interest in Borrower (if an entity) is insolvent (as such term is defined in Section 101(32) of the Bankruptcy Code, as amended) and will not be rendered insolvent (as such term is defined in Section 101(32) of the Bankruptcy Code, as amended) by execution of this Agreement, the Note or any other Loan Documents or consummation of the transactions contemplated thereby.

      5.20 Margin Stock. Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System) and no proceeds of the Loan will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

      5.21 Licensing. To the best knowledge of Borrower, both the General Contractor and Architect hold valid professional licenses as contractor and architect, respectively, where required as a condition to performing their duties.

      5.22 Purchase of Materials Under Conditional Sales Contract. No Materials, FF&E or any other part of the Improvements, or articles of Personalty or FF&E to be placed in the Project, have been or will be purchased or installed under any security agreement, title retention agreement or other arrangements wherein the seller reserves or purports to reserve the right to remove or to repossess any such items or to consider them personal property after their incorporation in the Work unless authorized by Lender in writing.

      5.23 Disbursing Agreement. Borrower shall obtain the execution of the Disbursing Agreement by itself and Title and shall comply with all provisions of the Disbursing Agreement and shall cause the General Contractor to comply with those provisions binding on it.

                                       6.
                              COVENANTS OF BORROWER

      6.1 Site. Borrower holds marketable fee simple title to the Premises subject only to the Permitted Exceptions and shall execute and deliver or cause to be executed and delivered such instruments as may be required by the Lender and Title to provide Lender with a valid first lien on and security interest in the Premises subject only to the Permitted Exceptions.

      6.2 Start of Work. As to any Existing Work Borrower will cause such construction to cease and terminate all existing contracts for construction of the Work. Borrower will not recommence construction or permit any Contractor, including General Contractor, to recommence any Work until Lender and the Disbursing Agent have been provided:

      (a) A Sworn Cost Statement sworn to by the Contractor of the Project itemizing all Direct Costs to be incurred in constructing the Project, the name of each and every known contractor, sub-contractor, workmen and materialman, his address and an estimate of the dollar value of the work, labor and materials to be done or supplied and a general statement of the nature of the work to be done or materials to be supplied by each contractor and if not yet bid, the amount of the subcontract to be bid (to be updated as subcontracts are bid).

      (b) A Final Affidavit from the Borrower with respect to any existing work done on the Premises identifying (i) by name each and every contractor, sub-contractor, workmen and materialman the Contractor has contracted with, (ii) his address, (iii) the dollar value of the work, labor and materials done or supplied, (iv) a general statement of the nature of the work done or materials supplied, and (v) that all lienors under contract have been paid in full.

      (c) A Final Affidavit by any contractor engaged by the Borrower with respect to any work done under a prior Notice of Commencement identifying by name each and every contractor, sub-contractor, workmen and materialman, his address, the dollar value of the work, labor and materials done or supplied, including the list described in Section 713.165 Florida Statutes, and a general statement of the nature of the work to be done or materials to be supplied with respect to any existing Work under contract.

      (d) Final Waiver and Release of Lien from each person or entity who has performed work and/or provided materials or supplies to the Project acknowledging that the Existing Notices of Commencement are void.

      (e) Termination of all existing contracts for any Work done on the Project.

      (f)   Removal of all posted Existing Notices of Commencement.

      (g) Affidavit of the Owner in accordance with Florida Statutes 713.07 in reasonable form reciting the facts that establish of record the date that construction ceased and that all parties who have provided work and/or furnished material to the Project have been paid in full.

      (h) A Notice of Termination of any Existing Notice of Commencement filed pursuant to Chapter 713 of Florida Statutes.

      (i) A new Notice of Commencement as required by Chapter 713.13 of the Florida Statutes ("New Notice of Commencement") to be filed immediately after recording of the Mortgage and posted on the Premises.

      (j) Such indemnities and hold harmless agreements as Disbursing Agent may require.

      (k) Such other documents and requirements as Disbursing Agent may require.

      (l) If requested by the Lender or the Disbursing Agent, a copy of any contract with any Sub-contractors or Materialman.

Borrower shall diligently pursue construction of the Project to Completion, and supply such moneys and perform such duties as may be necessary to complete the construction of the Project pursuant to the Contract Documents and in full compliance with all terms and conditions of this Agreement and the Loan Documents, all of which shall be accomplished on or before the Completion Date and without Liens, claims or assessments (actual or contingent) asserted against the Premises for any material, labor or other items furnished in connection therewith, and all in full compliance with all Governmental Requirements, evidence of satisfactory compliance with all of which Borrower will provide to Lender upon request therefor by Lender. Borrower agrees to hold harmless and indemnify the Lender from any claimed or threatened Lien against the Premises. Work shall not be commenced until a new Notice of Commencement has been filed.

      6.3 Notice of Commencement. After recording of the Mortgage, the Borrower shall provide to Title and Title shall record a Notice of Commencement as required by Section 713.13 of the Florida Statutes, and Borrower shall post the same on the Premises and upon the letting of any other Contracts for the Work, shall file a Notice of Commencement for each such Contract and shall post a certified copy of the same on the Premises. Additionally, Borrower shall file a certified copy of any Notice of Commencement with the authority issuing the Permits.

      6.4 Plans and Specifications. Borrower has caused a full and complete, final set of Plans and Specifications with all Approvals to be furnished to Lender and its Inspecting Architect, for their review and approval prior to the closing of the Loan and the same have been approved by Lender for its lending purposes. It is understood that such approval is solely for the purpose of Lender's underwriting requirements and such review shall not be construed as a review of suitability, merchantability, fitness, compliance with Governmental Requirements or otherwise and may not be relied upon by Borrower or any other person or entity.

6.5 Contest of Impositions, Liens and Levies. Borrower shall keep the Premises free from any Lien and upon the assertion of a claim of Lien or the filing of a Lien against the Premises, the Borrower shall cause the same to be immediately discharged and removed, provided Borrower shall not be required to pay, discharge or remove any Lien so long as the Borrower shall in good faith contest the same or the validity thereof by appropriate legal proceedings which shall operate to prevent the collection of the Lien so contested and the sale of the Premises, or any part thereof, to satisfy the same and the existence of such Lien shall not delay or hinder the construction of the Improvements and provided that the Borrower shall have given such reasonable security as may be demanded by the Lender and Title to protect the Premises, and the Lender's interest therein, if any such Lien is determined adverse to such interests. The Borrower shall promptly after final determination of the validity of any such Lien, pay the amount adjudicated due together with all interest and penalties which may be payable in connection therewith. Notwithstanding these provisions Borrower shall (and if Borrower shall fail so to do, Lender, may but shall not be required to) pay any such Lien notwithstanding such contest if in the reasonable opinion of the Lender, the Premises shall be in jeopardy or in danger of being forfeited or foreclosed or construction of the Project is delayed or hindered. Borrower shall promptly secure the necessary recordable Lien Waiver.

      6.6 Surveys. Borrower shall furnish to Lender three copies of a current land survey of the Premises prepared by a reputable, registered land surveyor, certified and prepared in form and substance satisfactory to Lender and Title and other interested parties and otherwise complying with the "Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys" as adopted in 1999 by the American Land Title Association, American Congress on Surveying & Mapping and National Society of Professional Surveyors, including the following items 1, 2, 3, 4, 6, 7(a), 7(b)(1), 8, 9, 10, 11, and 13 of Table A and certifying the description of the Premises (including the appurtenant easements), showing all encroachments onto or from the Premises, spotting the proposed Improvements, showing access rights, easements, or utilities, rights of way affecting the Premises, showing all setback requirements upon the Premises, showing any existing improvements, showing matters affecting title, and such other items as Lender may reasonably request.

      6.7 Title Insurance. Prior to the request for the First Advance, Borrower shall furnish Lender with a fully paid Lender's Title Policy written in the full Loan amount in form and substance satisfactory to Lender and written by Title insuring the Premises are marketable, insuring fee simple title to the Premises vested in Borrower, free from exceptions for mechanic's and materialmen's liens, naming Lender as an insured and insuring that the Mortgage is a valid first lien in the full amount of the Loan subject only to the Permitted Exceptions. The policy may not contain a so called "Pending Disbursement" Endorsement. At the option of the Lender the Lender may require that Title provide to Lender a "downdate search endorsement" immediately prior to each Advance confirming no Liens have been filed against the Premises and that all taxes are current.

      6.8 Loan Documents. Prior to any request for an Advance, the Borrower shall cause the Loan Documents to be executed and delivered to Lender.

      6.9 Other Documents. Prior to any request for an Advance Borrower shall furnish the Lender with copies of such other documents, instruments or materials as may be reasonably required by Lender, if any.

      6.10 Restrictions on Transfer. Borrower may not effect or permit a Transfer.

      6.11 Application of Loan Proceeds. Borrower shall use the proceeds of the Loan solely for the purpose of paying for Project Costs and such incidental costs relative to the construction of the Project as may be approved from time to time in writing by Lender, and in no event may use any of the Loan proceeds for personal or other purposes.

      6.12 Expenses. Borrower shall pay all costs of closing the Loan and all reasonable expenses of Lender with respect thereto, including, but not limited to, fees and expenses of Lender's counsel and all other attorney's fees (including fees and costs incurred in connection with disbursement, administration, collection, or closing of the Loan or in protecting or enforcing any Loan Document in any proceeding conducted under the Bankruptcy Code), fees and costs of Lender's Inspecting Architect, costs of title insurance, transfer taxes, license and permit fees, recording expenses, surveys, intangible taxes, documentary stamps, appraisal fees, expenses of collection and foreclosure (including reasonable attorney's fees) and similar items.

      6.13 Governmental Requirements. Borrower shall comply promptly with any Governmental Requirements, including appropriate supervising boards of fire underwriters and similar agencies and the requirements of any insurer issuing coverage on the Project.

      6.14 Right of Lender to Inspect Premises. Borrower shall permit Lender and Title and their representatives and agents to enter upon the Premises and to inspect the Work and all Materials to be used in construction thereof and to cooperate and cause the Contractor(s) to cooperate with Lender, Title, and their representatives and agents during such inspections; provided, however, that this provision shall not be deemed to impose upon Lender or Title any duty or obligation whatsoever to undertake such inspections, to correct any defects in the Work or to notify any person with respect thereto. Notwithstanding the foregoing, Borrower shall be responsible for making inspections as to the Work during the course of construction and shall determine to its own satisfaction that the work done or materials supplied by the Contractor(s) and all Subcontractors has been properly supplied or done in accordance with the applicable contracts. Borrower will hold Lender and Title harmless from and Lender and Title shall have no liability or obligation of any kind to Borrower, any third parties or creditors of Borrower in connection with any defective, improper or inadequate workmanship or materials brought in or related to the Work or the Premises, or any Liens arising as a result of such workmanship or materials. Upon Lender's request, Borrower shall replace or cause to be replaced any such Work or Material found to be nonconforming to the Contract Documents (or in the case of the FF&E to the requirements of the Purchasing Agreement. Such inspections are solely for the purpose of Lender's underwriting requirements and such review shall not be construed as a review of suitability, merchantability, fitness, compliance with Governmental Requirements or otherwise and may not be relied upon by Borrower or any other person or entity.

      6.15 Books and Records. Borrower shall set up and maintain accurate and complete books, accounts and records pertaining to the Project including working drawings in a manner reasonably acceptable to Lender. The Lender, Title and Inspecting Architect shall have the right at all reasonable times to inspect, examine and copy all books and records of Borrower relating to the Project, and to enter and have free access to the Premises and improvements and to inspect all Work done, labor performed, Materials, and FF&E furnished in or about the Project. Any such inspection is solely for the purpose of Lender's underwriting requirements and such review shall not be construed as a review of suitability, merchantability, fitness, compliance with Governmental Requirements or otherwise and may not be relied upon by Borrower or any other person or entity.

      6.16 Correction of Defects. Borrower shall from time to time promptly correct or cause the Contractor(s) to correct any defects in the Work or any departure from the Plans and Specifications not previously approved by Lender. An Advance of any Loan Funds shall not constitute a waiver of Lender's right to require compliance with this covenant.

      6.17 Sign Regarding Construction Financing. Borrower shall allow Lender to erect and maintain at a suitable site on the Premises a sign indicating that construction financing is being provided by Lender and to publicize Lender's financing role.

      6.18 Additional Documents. Borrower shall furnish to Lender all instruments, documents, initial surveys, footing or foundation surveys, certificates, plans and specifications, appraisals, financial statements, title and other insurance reports and agreements and each and every other document and instrument required to be furnished by the Borrower, hereunder, all at Borrower's expense; shall assign and deliver to Lender such documents, instruments, assignments and other writings, and to do such other acts necessary or desirable to preserve and protect the Collateral at any time securing or intended to secure the Note, as Lender may reasonably require; and shall do and execute all and such further lawful and reasonable acts, conveyances and assurances for the carrying out of the intents and purposes of this Agreement, as Lender shall reasonably require from time to time. Prior to the start of any FF&E installation, Borrower shall provide to Lender at its request copies of all plans and specifications for such FF&E installation.

      6.19 Assignment of Construction Contracts. Prior to the request for the First Advance Borrower shall furnish Lender with copies of all Major Contracts and assign to Lender the Construction Contracts. Borrower shall permit no default under the Construction Contracts; shall not waive any of the obligations of the parties thereunder; and shall do no act which would relieve such parties from their obligations thereunder. The Borrower shall make no amendments to such contracts, without the prior written consent of Lender and excepting Minor Changes shall not enter into Change Orders or extras without Lender's consent nor permit any changes to the Scope of the Work. Borrower shall allow all Major Contracts to be subject to the approval of Lender for its underwriting purposes; shall allow Lender to take advantage of all the rights and benefits of the contracts upon any Event of Default by Borrower; and shall submit evidence to Lender that the Contractor(s) will permit Lender to acquire Borrower's interest in such contracts without additional charge or fee beyond payment of the Contract Price should an Event of Default occur hereunder.

      6.20 Compliance with Governmental Requirements. Borrower shall comply with and shall require the Contractor(s) to comply with all Governmental Requirements and all rules, regulations, ordinances and laws bearing on the conduct of the Work and the Improvements, including the requirements of any insurer issuing coverage on the Project and the requirements of any supervising boards of fire underwriters or similar agencies.

      6.21 Compliance with Condominium Documents. Borrower shall comply with the provisions of the Condominium Documents and to keep and perform the obligations of a Unit Owner thereunder.

      6.22 Compliance with Prospectus. Borrower shall comply with the Prospectus.

      6.23 Compliance with Timeshare Plan. Borrower shall comply with the Timeshare Plan.

      6.24 Compliance with Timeshare Filings. Borrower shall comply with the Timeshare Filings.

      6.25 Opinions of Counsel. Borrower shall furnish such opinions of counsel as Lender may require in connection with the matters contemplated by this Agreement.

      6.26 Loan Fee. Borrower shall pay to the Lender the Loan Fee not later than the First Advance. The Lender shall be entitled to disburse directly to itself out of the Loan the Loan Fee.

      6.27 Regulation U. None of the transactions contemplated in this Agreement (including without limitation thereof, the use of the proceeds of the Loan) will violate or result in a violation of Section 7 of the Securities Exchange Act of 1934, as amended, or any regulation issued pursuant thereto including, without limitation, Regulation U of the Board of Governors of the Federal Reserve System. None of the proceeds of the Loan will be used to (i) purchase any "security" within the meaning of the Securities Exchange Act of 1934, as amended, or (ii) refinance any borrowing, the proceeds of which were used to purchase any such "security".

      6.28 Financial Statements. Borrower shall furnish to the Lender the following information at the following times:

      (a) annually, and in any event within one hundred twenty (120) days after the end of each fiscal year of Borrower, its annual financial statement for such year, which annual report shall include its balance sheet and related statements of income and expenses, shareholders' equity and cash flow for the fiscal year then ended, all in reasonable detail and all internally prepared in accordance with GAAP.

      (b) annually, and in any event within one hundred twenty (120) days after the end of each fiscal year of Guarantor, its annual consolidated financial statement for such year, which annual report shall include its balance sheet and related statements of income and expenses, shareholders' equity and cash flow for the fiscal year then ended, all in reasonable detail and all prepared in accordance with GAAP by a reputable accounting firm and certified pursuant to audit.

      (c) on or about the 15th day of each month, a report disclosing the following information: (i) the number of purchase agreements executed by Timeshare Purchasers; (ii) the amount of moneys deposited with the Account Depository pursuant to such purchase agreements; (iii) the Timeshare Estates to which the foregoing information is applicable; (iv) the name and address of each Timeshare Purchaser; (v) the Purchase Price for each Timeshare Sale; and (vi) such other information with respect to the sales program as Lender may reasonably request.

      (d) within 45 days after the end of each calendar quarter, the quarterly operating statement of the hotel operations being conducted on the Premises including an income and expense statement and summary of operations.

      (e) not later than 45 days before each calendar year the annual budget of the Association.

      (f) within 120 days after the end of each calendar year, the annual financial statement of the Association as prepared in accordance with the Declaration.

      (g) within 15 days after filing with the Securities and Exchange Commission the quarterly 10Q and annual 10K of the Guarantor.

      (h) within 15 days after receipt of Department approval any filings made with the Department with respect to the Condominium and the Timeshare Plan.

In the event Borrower fails to furnish any such statements after written request to Borrower, the same shall be an Event of Default and in addition to any other remedies available to Lender, the Lender may cause an audit to be made of the respective books and records at the sole cost and expense of the Borrower. Lender also shall have the right to examine at their place of safekeeping at reasonable times all books, accounts and records relating to the operation of the Premises.

      6.29 Material Effect. Borrower will transmit to Lender, immediately upon receipt thereof, any communication which could materially affect Lender's security for the Loan or have a material adverse effect on the Project, the financial condition of Borrower or any Guarantor and will promptly respond fully to any inquiry of Lender made with respect thereto.

      6.30 Lease(s)/Timeshare Sales. There are no Timeshare Sales currently pending and no Leases of any of the Units and there are no Occupants in possession of any Unit as of the date of the First Advance.

      6.31 Environmental Covenants. Borrower shall for itself and shall cause the Association (a) to comply with all federal, state and local laws, rules, regulations and orders with respect to the discharge, generation, removal, transportation, storage and handling of Hazardous Substances, (b) remove any Hazardous Substances immediately upon discovery of same, in accordance with applicable laws, ordinances and orders of governmental authorities having jurisdiction thereof, (c) pay or cause to be paid all costs associated with such removal; (d) prevent the migration of Hazardous Substances from or through the Premises onto or under other properties; (e) keep the Premises free of any lien imposed pursuant to any state or federal law, rule, regulation or order in connection with the existence of Hazardous Substances on the Premises; (f) not install or permit to be incorporated into any improvements in the Premises or to exist in or on the Premises any asbestos, asbestos-containing materials, urea formaldehyde insulation or any other chemical or substance which has been determined to be a hazard to health and environment; (g) not cause or permit to exist, as a result of an intentional or unintentional act or omission on the part of Borrower or any occupant of the Premises, a releasing, spilling, leaking, pumping, emitting, pouring, emptying or dumping of any Hazardous Substances onto the Premises or into waters or other lands; and (h) give all notifications and prepare all reports required by Environmental Laws or any other law with respect to Hazardous Substances existing on, released from or emitted from the Premises.

      6.32 Environmental Indemnification. The Borrower indemnifies and holds harmless the Lender, its officers, directors, employees, agents, contractors, subcontractors, licensees, invitees, successors and assigns ("Indemnified Parties") from and against any and all claims, losses, liabilities (including without limitation strict liability), suits, obligations, fines, damages, judgments, injuries, administrative orders, consent agreements and orders, penalties, actions, causes of action, charges, costs and expenses, including without limitation attorneys' fees and consultants' fees (i) arising out of the inclusion in the Premises of Hazardous Substances or the presence on, the release from, the generation, manufacture, refining, treatment, storage, handling or disposal on, in or from the Premises of any Hazardous Substances, or any underground or above ground storage tanks containing Hazardous Substances and the cost of removal and remediation of the foregoing, or (ii) arising out of the transportation, discharge or removal from the Premises of any Hazardous Substance, or (iii) arising out of the inclusion in any product manufactured on the Premises of a Hazardous Substance; or (iv) arising out of the failure to perform the removal or abatement of or to institute a safe, effective and environmentally approved control plan for any Hazardous Substance or the replacement or removal of any soil, water, surface water, or ground water containing Hazardous Substance in accordance with Environmental Laws; or (v) arising out of the existence of any environmental lien against the Premises pursuant to any Environmental Laws; or (vi) arising out of any violation or claim of violation of Environmental Laws with respect to the Premises; or (vii) arising out of any administrative proceedings and negotiations of any description with any and all persons, political subdivisions, or governmental agencies in connection with an alleged or actual violation of an Environmental Law or presence of Hazardous Substances on the Premises; or (viii) arising out of any breach of any of the representations and covenants contained herein relating to Hazardous Substances and Environmental Laws (collectively the "Indemnified Loss"). Borrower shall bear, pay and discharge such Indemnified Loss as and when the same becomes due and payable.

                                       7.
                              COMPLIANCE WITH ACTS

      7.1 Acts. Borrower will take all steps necessary to remain in strict compliance with the Acts and any rules and regulations of any governmental authorities having jurisdiction over the Condominium and its development under the Timeshare Plan. Borrower shall make all filings from time to time required by the Acts including those specifically required by the Division of Florida Land Sales, Condominiums and Mobile Homes and the Florida Department of Business and Professions.

      7.2 Compliance with Escrow Agreements, Etc. Borrower will not do, permit, or suffer any act or omission which would constitute a violation of, or (subject to rescission rights granted a Timeshare Purchaser by the Timeshare Act) give any person any right to maintain any action for rescission of any sale of, or agreement to sell, any Timeshare Estate in the Condominium. Borrower shall comply with and fulfill all provisions of any escrow agreement, Purchase Agreements, and any other documents in connection with the sale of a Timeshare Estate on the part of the Borrower to be complied with or fulfilled.

      7.3 Sales Program. In strict compliance with the provisions of the Acts and any other applicable ordinances, statutes, regulations, or requirements of regulatory authorities having jurisdiction the Borrower will undertake and diligently pursue a program for the sale of the

Timeshare Estates. Borrower shall promote, offer for sale, and exert its best efforts to sell all such Timeshare Estates. Each such sale of a Timeshare Estate shall be pursuant to a valid and enforceable purchase agreement and the Borrower shall diligently proceed to close the sale comprehended thereby. All sales shall be consummated under the form of purchase agreement as previously reviewed and approved by Lender.

      7.4 Escrow Agent. In strict compliance with the Acts and any purchase agreement, all deposits, payments or advances in the payment of the Purchase Price of the initial sale of a Timeshare Estate, together with interest accrued thereon, shall be held in the escrow account maintained with the escrow agent established pursuant to the Acts and in strict compliance with the provision of the Acts.

      7.5 Approval by Lender. Borrower shall provide to the Lender at the expense of the Borrower the Florida form of "condominium endorsement" endorsing the Lender's ALTA Lender's Title Insurance Policy to reflect the Premises to be a valid condominium under the Condominium Act and insuring that the lien of the Mortgage extends to and creates a lien against the Units and Timeshare Estates and all Common Elements appurtenant to such Unit or Timeshare Estates excepting those Timeshare Estates which have been released from the lien of the Mortgage as of the date of endorsement.

      7.6 Condominium Obligations. Borrower shall perform all of Borrower's obligations, both as declarant and as an individual condominium unit owner/timeshare owner, under the Declaration and Timeshare Plan. Borrower shall promptly pay, when due, all dues and assessments imposed pursuant to the Declaration.

      7.7 Special Provisions. Borrower hereby

      (a) agrees that the Declaration and Timeshare Plan and all constituent documents will not be modified or amended without the prior written consent of Lender until the Indebtedness has been paid in full;

      (b) agrees that it shall own, operate and maintain or cause the Association to own, operate and maintain the Premises in accordance with the Declaration and Timeshare Plan and all constituent documents;

      (c) agrees that the Premises granted, conveyed and assigned to Lender hereunder shall include all rights, easements, rights of way, reservations and powers of the Borrower under the Acts and the Declaration and Timeshare Plan and all constituent documents in Borrower's capacity as owner of unsold residential condominium units and as Declarant as well as any rights that Borrower may have, in any capacity, under the Acts and the Declaration and Timeshare Plan and all constituent documents and as developer of the Condominium in addition to Borrower's rights as owner of any of the units in the Condominium, specifically including but not limited to all rights to approve any amendments to the Declaration and Timeshare Plan and all constituent documents and all rights to expand the Condominium;

      (d) irrevocably constitutes and appoints Lender as Borrower's proxy and attorney-in-fact (which appointment shall be deemed coupled with an interest) for and in its behalf to perform all of the obligations of Borrower and to exercise all of the rights and powers of Borrower under the Declaration and Timeshare Plan and all constituent documents without any liability therefor or thereunder. Borrower hereby instructs and grants and gives to Lender full power and authority to do and perform all and every act and thing whatsoever authorized, permitted, requisite or necessary to be done by Borrower under the provisions of the Declaration and Timeshare Plan and all constituent documents to all intents and purposes the same as Borrower might do, hereby ratifying and confirming all such attorney shall lawfully does or chooses to do or be done by virtue hereof, it being understood and agreed that the aforesaid provisions impose no burden or obligation on the Lender to do or perform any act whatsoever. It shall be an Event of Default under this Mortgage if
            (i) Borrower terminates or revokes or attempts to terminate or revoke the aforesaid appointment of Lender as Borrower's proxy or attorney-in-fact either permanently or as to any election under the Acts or Declaration and Timeshare Plan and all constituent documents or (ii) Borrower ---- attempts to modify the terms of the Declaration and Timeshare Plan and all constituent documents without the prior written consent of Lender. Notwithstanding anything in this paragraph to the contrary, the rights and powers of Borrower granted in this paragraph may not be exercised by Lender prior to the occurrence of an Event of Default;

      (e) agrees nothing contained herein is intended to or shall be construed to constitute Lender as the "Declarant" under the Acts and/or the Declaration and Timeshare Plan and all constituent documents or as owner of the Condominium, a partner or joint venturer of Borrower;

      (f) agrees to indemnify and hold Lender harmless from and against any and all losses, cost, liabilities, or damages (including attorney's fees and disbursements) arising out of (i) the failure of the Borrower to comply with any state or local law, ordinance, statute, or regulation by any governmental authority covering the Condominium at the Premises; or (ii) any claim of any unit owner or tenant of any unit owner as a result of any violation, breach, misrepresentation, fraud, act, or omission of any obligation of Borrower as set forth in the Declaration and Timeshare Plan and all constituent documents, which indemnification and hold harmless shall survive the pay off of the Loan and the release or satisfaction of the Mortgage.

                                       8.
                                 TIMESHARE SALES

      8.1 Partial Release. As and when a Timeshare Estate is sold, upon payment to the Lender of the applicable Release Price, the Lender shall release from the lien of the Mortgage and other Loan Documents the Timeshare Estate sold in accordance with the procedure set forth in Section 8.2.

      8.2 Procedure. On the 15th day of the month following the last day of the Borrower's fiscal month the Account Depository shall provide to the Lender the following documents:

      (a) Partial Release to be executed by the Lender partially releasing from the lien of the Mortgage the Timeshare Estates that were sold in the prior fiscal month.

      (b) Copy of the Release Report as approved by the Account Depository and Borrower, and setting forth the Timeshare Estate Period designation, date of sale, customer name, and which shall also set forth the Release Price due the Lender as consideration for the execution and delivery of the Partial Releases requested.

      (c) The agreement of the Account Depository that it will hold the Partial Releases in escrow as agent for the Lender and will not release the same until such time as it has wire transferred the Release Price to the Lender's designated account at:

            Bank:                       M & I Bank, Milwaukee, WI
            ABA Number:                 075000051
            For the Account of:         MM&S Investments Corporation
            Account Number:             0018246085

      8.3 Schedule of Unsold Units. The Borrower certifies that the Schedule of Unsold Units is a true and correct listing of all unsold Timeshare Estates in effect as of this date for the Condominium.

                                       9.
                       CONDITIONS PRECEDENT TO AN ADVANCE

      9.1 Conditions Precedent to First Advance. It shall be a condition precedent to the First Advance that:

      (a) Title. Marketable fee simple title to the Premises shall be vested in Borrower subject only to Permitted Exceptions and the Mortgage and other Loan Documents shall have been duly recorded in such offices as required to create a valid and binding, enforceable first lien against the Premises and the Title Policy shall have been issued insuring Lender to that effect.

      (b) Loan Documents. The Loan Documents shall have been duly executed and delivered to Lender and shall be in full force and effect with no default thereunder.

      (c) Owner Equity. All of the Owner Equity shall be deposited in the Construction Escrow Account.

      (d) Loan Balance. The total amount of the Loan Funds available for Project Costs plus Owner Equity deposited in the Construction Escrow Account shall be sufficient, in the opinion of Lender to complete and pay for all Work in its entirety. To the extent the total shall be insufficient at any time, in Lender's opinion to complete the Work and pay for the same in full or be less than the Project Costs, the Borrower shall immediately deposit in the Construction Escrow Account additional Owner Equity funds in an amount equal to such deficiency.

      (e) Representations and Warranties. The representations and warranties in Article 5 hereof shall be true and correct on and as of the date of each Advance.

      (f) Covenants. Borrower shall have complied with all of the covenants made by it in Article 6 hereof.

      (g) General Contractor Sworn Construction Statement. The Borrower shall have submitted to Lender and Title the Sworn Construction Statement. From time to time if the Project Cost changes or the Scope of the Work changes, the Borrower shall furnish to the Lender any amendments or additions to the original statement as so submitted.

      (h) Project Budget. The Budget shall have been approved and a timetable with a schedule of anticipated advances shall have been furnished to and approved by Lender. From time to time if the Project Cost changes or the Scope of the Work changes, the Borrower shall furnish to the Lender any amendments or additions to the original statement as so submitted.

      (i) Loan Fee. Lender shall have been paid the Loan Fee out of the First Advance.

      (j)   Approvals. All Required Approvals shall have been satisfied.

      (k) No Event of Default. No Event of Default has occurred and is continuing under this Agreement.

      (l) Disbursing Agreement. The Disbursing Agreement shall have been executed and delivered between the Borrower, General Contractor, Lender and Disbursing Agent and all requirements of the Disbursing Agent shall have been satisfied and the Disbursing Agent shall have been furnished with all items and matters required to be furnished therein.

      (m) Permits. All Permits shall have been issued without conditions (other than as may be satisfied by the Work).

      (n)   Project Approval. The City shall have approved the Project.

      (o) Timeshare Filing Approval. The Department shall not have revoked its approval of the Timeshare Filing or enjoined any Timeshare Sales.

      (p)   Start of Work. Borrower shall have complied with Section 6.2 hereof.

      9.2 Conditions Precedent to Future Advance. It shall be a condition precedent to all Advances subsequent to the First Advance that all Conditions Precedent to First Advance set forth in Section 7.1 have been satisfied.

                                      10.
                    METHODS OF DISBURSEMENTS OF LOAN PROCEEDS

      10.1 Procedure. Provided the Conditions Precedent to an Advance as set forth in the Construction Loan Agreement are satisfied, not more often than monthly Borrower may submit an Application for Payment to Lender (which shall contain the names, addresses and amounts due the parties being entitled to payment and any subcontractors and suppliers who have served the Notice to Owner) requesting the Advance of Loan Funds to pay approved Project Costs shown on the Budget and actually incurred in the construction of the Project as incurred to date less the amount of all previous Advances for the same. Borrower may request an Advance only for i) Direct Costs for Work and Material incorporated in the Improvements, ii) Indirect Costs, iii) if approved by Lender, cost of Materials to be incorporated in the Project and which are securely stored on site, with scheduled insurance against loss, theft or damage and for which title rests in Borrower free of liens and claims, and iv) cost of FF&E to be installed in the Project and which is securely stored on site (or in a bonded warehouse with prepaid storage fees with warehouseman's receipt delivered to Lender) with scheduled insurance against loss, theft or damage and for which title rests in Borrower free of liens and claims. Each Advance for Direct Costs (other than FF&E) is to be reduced by the Retainage (until such time as identified Line Items of the Work become 100% complete, including all Punch List items, and are placed in use by the Borrower and Final Waivers and Release of Lien for such items are furnished at which time all Retainage previously withheld for that Line Item of Work will be advanced). No Retainage shall be deducted from the Payment of Indirect Costs or FF&E. No Advance may be made for (i) a Line Item in excess of the aggregate amount of the Line Item as shown in the Schedule of Values and (ii) a Project Cost in excess of the amount allocated in the Budget each without the prior consent of Lender. No Retainage shall be deducted from Advances for Project Costs for FF&E. All Owner Equity shall be disbursed prior to any Advance of Loan Funds. Each Application For Payment shall be submitted to Lender and to Disbursing Agent at least ten (10) business days prior to the date on which an Advance is requested. Each Application For Payment shall clearly set forth the amounts due to Borrower and in the case of Direct Costs shall be accompanied by the Request For Payment of the General Contractor on AIA Form G701/702 evidencing the amount due for all Work for which disbursement will be made to date and showing all remaining amounts due for all remaining Work and shall be accompanied by:

      (a)   As to each Direct Cost:

            (i) Waivers and Release of Lien for all Work done and all Materials furnished to the Premises and included in the previous Application For Payment delivered by the respective party or parties performing the Work and/or furnishing the Materials and from such subcontractors and suppliers.

            (ii) Waivers and Release of Lien from the Contractor for the full amount of all Work done including the current Application For Payment.

            (iii) A report from Lender's Inspecting Architect approving the Work done to date and confirming the progress of the Work done to date and agreeing with the percentage of completion stated in the Application For Payment.

            (iv) Such other supporting evidence, including invoices and receipts as may be requested by Lender or Disbursing Agent to substantiate all payments which are to be made out of the Advance or to substantiate all payments then made in respect to the Project.

            (v) And as to Materials delivered to, stored on and not yet incorporated in the Improvements:

                  aa) the Contractor's certification that it holds good, marketable title to the Materials and which title shall pass to Borrower on payment to the Contractor of the Advance;

                  bb) Delivery to the Project in undamaged condition conforming to the approved Plans and Specifications and in a condition which is ready for immediate installation or adequate storage at the Project.

                  cc) evidence of appropriate insurance coverage insuring the Materials while in storage and naming Lender as loss payee; and

                  dd) Waivers and Release of Lien for all Materials included in the previous Application For Payment.

      (b)   As to each Indirect Cost:

            (i) A statement or invoice for the cost or service rendered and such other supporting evidence as Lender may require to substantiate the payment requested.

      (c)   As to each approved Advance for FF&E:

            (i) invoices for the same passing good, merchantable title to the FF&E to the Borrower and including in the sales price all sales and use taxes, value added tax, goods and services tax and any other applicable taxes due with respect to the FF&E, all freight, shipping and delivery charges; and

            (ii) evidence of appropriate insurance coverage insuring the FF&E while in storage and naming Lender as loss payee; and

            (iii) delivery in the name of the Borrower to the Project (or into a bonded warehouse with prepaid storage fees with warehouseman's receipt delivered to Lender) in undamaged condition conforming to the approved Plans and Specifications and in a condition which is ready for immediate installation or adequate storage at the Project; and

            (iv) in the case of FF&E installed in the Project Waivers and Release of Lien for such installation.

      (d)   As to any FF&E Deposit:

            (i) An invoice for the deposit from the FF&E Supplier with copy of the Purchase Order for the item of FF&E each issued in the name of the Borrower or its assigns.

      Upon receipt of the forgoing together with the Application for Payment the Lender will deliver to the Disbursing Agent:

      i) The Application For Payment executed by the Borrower and approved by the Lender including approval of accompanying documents.

      ii) All Change Orders approved by the Borrower and Lender since the date of the last Application For Payment.

      iii)  All Lien Waivers furnished.

Upon delivery, review and approval by the Disbursing Agent of the above documentation the Disbursing Agent shall issue its downdate endorsement to the Title Policy downdating coverage under the Title Policy to the date of Disbursement and insuring the Lender as insured under the Title Policy that

            a)    It is has searched the public records;

            b)    No Liens have been filed as of the date of such new search;
                  and

            c) All taxes which may become a lien against the Premises are current.

Provided the conditions of the Construction Loan Agreement are met on the date of an Advance and upon advice from the Disbursing Agent that it is satisfied that the requirements of this Disbursing Agreement are met and issuance of the required downdate endorsement to the Title Policy Lender shall advance to Disbursing Agent the reimbursable Project Costs set forth in the Application for Payment but excluding the Retainage hereinbefore specified.

      10.2 Payment Methods. The Advances of the Loan shall bear interest from and after the date of an Advance provided that in the event Disbursing Agent shall fail to disburse any Advances within ten (10) business days after an Advance, either the Borrower or Lender may request Disbursing Agent to return said Advance to Lender and interest on such Advance shall abate from and after the date of such return. The Disbursing Agent shall prior to requesting that Lender make the Advance have satisfied itself as to receipt of all matters it requires to make the Advance and upon receipt of the Advance shall as promptly as possible thereafter but not to exceed five (5) business days after receipt of an Advance disburse the Advance so received from the Lender by making payment i) in the case of Project Costs for Work done or for Materials supplied under the General Contract by the Disbursing Agent's check payable to the Contractor or, if Contractor shall fail to timely pay a Subcontractor or Supplier from such disbursement and/or a Subcontractor or Supplier shall assert a lien for non-payment of its contract then, at either Disbursing Agent's or Lender's discretion, by the Disbursing Agent's check payable jointly to both the Contractor and Subcontractors performing the Work and/or Suppliers supplying Materials, ii) in the case of Project Costs for FF&E supplied or installed by the Disbursing Agent's check payable to the Master Purchasing Agent or supplier, as the case may be, iii) in the case of Indirect Costs by the Disbursing Agent's check payable to the respective payee set forth in such Application For Payment, provided, no payment shall be made in excess of the amount set forth in the approved Application For Payment and provided further as to disbursement of the Final Loan Balance, the Disbursing Agent shall make payment directly to each payee only upon the furnishing of its Final Waiver and Release of Lien for the Work or Materials provided. If the Borrower directly pays certain Project Costs and the Lender and the Disbursing Agent approve, the Disbursing Agent may disburse Loan proceeds deposited for payment of such Project Costs directly to Borrower as a reimbursement for such payment; provided that all of the other requirements of this Agreement, including but not limited to the furnishing of waivers of lien with respect thereto, are fulfilled. Upon disbursement by the Disbursing Agent the Disbursing Agent will issue its report to Lender setting forth all payments made.

      10.3 Disbursing Agreement. All Advances shall be disbursed pursuant to the Disbursing Agreement and shall be secured by the Loan Documents.

      10.4 Disbursement for Approved Project Costs Only. No disbursement will be made for other than Project Costs set forth in the approved Budget and then not to exceed the Line Items set forth therein.

                                      11.
                       DISBURSEMENT OF FINAL LOAN BALANCE

      11.1 Disbursement of Final Balance. At no time and in no event shall Lender be obligated to disburse the final balance of the proceeds of the Loan and any Retainage until:

      (a) The General Contractor shall have provided a written statement certifying that all Work has been completed and all conditions to be performed under the General Contract have been fulfilled and there is no reason that the General Contractor shall not be paid in full.

      (b) The Project Architect shall have confirmed Final Completion of all of the Work.

      (c) Lender's Inspecting Architect shall have confirmed Final Completion of all of the Work.

      (d) The consent of any surety under any Bond bonding over the Work shall have been obtained.

      (e) Title shall have been furnished with Final Lien Waivers from all Contractors waiving all rights to assert a Lien against the Premises for all Work done and if required by Lender or Title, other data establishing payment or satisfaction of obligations, such as receipts, releases and waivers of liens, claims, security interests or encumbrances arising out of the Work.

      (f) Lender shall have received evidence that all of the terms, provisions and conditions of this Agreement on the part of the Borrower to be performed or caused to be performed through the date of such final disbursement have been fulfilled to the satisfaction of Lender.

      (g) All remaining uncompleted "punch list" items shown on the Certificate of Substantial Completion shall have been satisfactorily completed.

      (h) A Final Contractors Affidavit from the final contractor shall have been delivered stating, if that be the fact, that all parties furnishing labor, materials or service have been paid in full or, if the fact be otherwise, showing the name of each party who has not been paid in full and the amount due or to become due each party for labor, service or materials furnished together with (i) Final Lien Waivers from all parties set forth in the Final Contractors Affidavit, (ii) Final Lien Waiver from the General Contractor, (iii) Final Lien Waivers from all parties having provided a

            Notice to Owner and (iv) written statement from the surety that the Payment Bond is in full force and effect.

      (i)   Final Completion has occurred.

                                      12.
                                EVENTS OF DEFAULT

      It shall be an "Event of Default" under this Agreement on the happening of any of the following:

      12.1 Default Under Loan Documents. An Event of Default (as defined thereunder) occurs under any of the Loan Documents; or

      12.2 Failure to Complete Construction. Excepting for Force Majeure General Contractor shall fail to commence construction within the time limits required by this Agreement or the Project shall not be completed by the Completion Date; or

      12.3 Breach of Covenants. Borrower breaches or fails to perform, observe or meet any covenant or condition of this Agreement and such breach or failure is not cured within a period of fifteen (15) days thereafter; or

      12.4 Breach of Representation or Warranty. Any representations or warranties made or agreed to be made in any of the Loan Documents or this Agreement shall be breached by Borrower or shall prove to be false or misleading in any material respect; or

      12.5 Filing of Liens Against the Premises. Any Lien shall be asserted or filed against the Premises and such Lien shall not be released or bonded over and stayed to Lender's satisfaction within five (5) days after the assertion or filing thereof and shall continue unreleased and in effect for a period of sixty
(60) days; or

      12.6 Litigation Against Borrower. Any suit shall be filed against Borrower which (i) creates a stoppage of the Work or enjoins the ongoing construction or
(ii) which, if adversely determined, would substantially impair the ability of the Borrower to perform its obligations under the Loan Documents or complete the Work by the Completion Date, and which is not dismissed within fifteen (15) days after its filing; or

      12.7 Judgment, Writ, Attachment or Levy Upon the Premises. A judgment, writ or warrant of attachment or execution or similar process, levy or seizure be made under any process against the Premises and such action shall not be released or bonded over to Lender's satisfaction within five (5) days after the assertion or filing thereof and shall continue unreleased and in effect for a period of sixty (60) days or more; or

      12.8 Acceleration of Other Debts. Borrower does, or omits to do, any act, or any event occurs, as a result of which any material obligation of Borrower, not arising hereunder, may be declared due and payable by the holder thereof and which continues uncured for fifteen (15) days thereafter and which materially affects Borrower's ability to perform its obligations hereunder; or

      12.9 Non-Permitted Transfers. In the event a Transfer shall occur which is not permitted under the terms of the Mortgage; or

      12.10 Abandonment. Excepting for Force Majeure the Project is abandoned or Work thereon ceases or delays for a period of fifteen (15) days, or delays in construction occur or construction is delayed for any period of time for any reason whatsoever so that Completion of Improvements cannot be accomplished in the judgment of Lender on or before the Completion Date; or

      12.11 Bankruptcy of Borrower. The Borrower shall fail to pay its debts as they become due, or shall make an assignment for the benefit of its creditors, or shall admit in writing its inability to pay its debts as they become due, or shall file a petition under any chapter of the Federal Bankruptcy Code or any similar law, state or federal, now or hereafter existing, or shall become "insolvent" as that term is generally defined under the Federal Bankruptcy Code, or shall in any involuntary bankruptcy case commenced against it file an answer admitting insolvency or inability to pay its debts as they become due, or shall fail to obtain a dismissal of such case within ninety (90) days after its commencement or convert the case from one chapter of the Federal Bankruptcy Code to another chapter, or be the subject of an order for relief in such bankruptcy case, or be adjudged a bankrupt or insolvent, or shall have a custodian, trustee or receiver appointed for, or have any court take jurisdiction of its property, or any part thereof, in any voluntary proceeding for the purpose of reorganization, arrangement, dissolution or liquidation and such custodian, trustee or receiver shall not be discharged, or such jurisdiction shall not be relinquished, vacated or stayed within ninety (90) days of the appointment; or

      12.12 Bankruptcy of Guarantor. The Guarantor shall fail to pay its debts as they become due, or shall make an assignment for the benefit of its creditors, or shall admit in writing its inability to pay its debts as they become due, or shall file a petition under any chapter of the Federal Bankruptcy Code or any similar law, state or federal, now or hereafter existing, or shall become "insolvent" as that term is generally defined under the Federal Bankruptcy Code, or shall in any involuntary bankruptcy case commenced against it, file an answer admitting insolvency or inability to pay its debts as they become due, or shall fail to obtain a dismissal of such case within ninety (90) days after its commencement or convert the case from one chapter of the Federal Bankruptcy Code to another chapter, or be the subject of an order for relief in such bankruptcy case, or be adjudged a bankrupt or insolvent, or shall have a custodian, trustee or receiver appointed for, or have any court take jurisdiction of its property, or any part thereof, in any voluntary proceeding for the purpose of reorganization, arrangement, dissolution or liquidation and such custodian, trustee or receiver shall not be discharged, or such jurisdiction shall not be relinquished, vacated or stayed within ninety (90) days of the appointment; or

      12.13 Attachment. Any part of the Lender's commitment to make the advances hereunder shall at any time be subject or liable to attachment, seizure, garnishment or levy at the suit of any creditor of the Borrower or at the suit of any Contractor or creditor of the Contractor; or

      12.14 Destruction. Excepting for Force Majeure any part of the Project is materially damaged or destroyed by fire or other casualty and within ten (10) days thereafter (a) the loss shall prove not to be adequately covered by (i) insurance actually collected or in the process of collection and (ii) additional Owner Equity funds deposited with Lender and (b) construction does not or cannot continue in a timely manner after such loss such that the Project shall be completed by the Completion Date; or

      12.15 Eminent Domain. The Premises shall be the subject of condemnation by a Governmental Authority in an eminent domain proceeding or a temporary taking adverse to Borrower that delays the construction of the Project beyond the Completion Date or prevents the construction of the Project in accordance with the Contract Documents; or

      12.16 Change in Borrower/Guarantor Status. If the Borrower or Guarantor shall be dissolved, liquidated or wound up or shall fail to maintain its existence as a going concern in good condition; or

      12.17 Default under Guaranty. If the Guarantor shall fail to keep or perform any covenant, undertaking or agreement on its part under the Guaranty or any separate guaranty, indemnity or other surety arrangement given in connection with the Loan; or

      12.18 Default under Construction Contract(s). If the Borrower shall fail to meet or perform any condition of any Construction Contract(s) to which it is a party prior to the expiration of any applicable grace period or such Construction Contract(s) shall be terminated by the Contractor(s); or

      12.19 Failure to Comply with Florida Statutes Sections 713 and 721. Borrower shall fail to comply with any owner's obligations under Chapters 713 and 721, Florida Statutes and Equivalent Acts or any sales are suspended or enjoined by the Department and remain suspended or enjoined for 15 days after the Department takes such action.

      12.20 Failure to Comply with Disbursing Agreement. Any party to the Disbursing Agreement other than the Lender shall fail to comply with its obligations thereunder.

      12.21 Failure to Comply with Acts. Borrower shall fail to comply with the Acts.

      12.22 Department Withdrawal. The Department shall rescind or revoke any approvals of the Timeshare Filing.

      12.23 Injunction. There shall be issued any injunction, writ or cease or desist order enjoining or preventing the sale of the Timeshare Units which remains in place for 15 days after such issuance.

                                      13.
                               REMEDIES OF LENDER

      13.1 Exercise of Rights. Upon the Event of Default the Lender may at its option exercise one or more of the following:

      (a)   Acceleration. Accelerate the repayment of the Loan.

      (b) Foreclosure. Exercise any of the various remedies provided in any of the Loan Documents, including the foreclosure of the Mortgage;

      (c) Cumulative Rights. Cumulatively exercise all other rights, options and privileges provided by law;

      (d) Cease Making Advances. Cease making Advances and may instruct Title to refrain from making any Advances under the Disbursing Agreement but Lender may instruct Title to make Advances after the happening of any such event without thereby waiving the right to refrain from making other further Advances or to exercise any of the other rights Lender may have.

      (e) Receiver. Lender may seek the appointment of a receiver to take possession of the Project and to operate the Project and to complete the Project.

      (f) Rights to Enter and Complete. Require Borrower to vacate the Premises and Lender may, at its election, (whether prior to any sale pursuant to a foreclosure of the Mortgage or during any period of redemption) either through itself, its agents or a receiver appointed by a court of competent jurisdiction:

            (i) Do all things necessary to protect its interest in the Project and the security afforded the Loan by a completed Project;

            (ii)  Enter into possession;

            (iii) Perform or cause to be performed any and all Work and labor necessary to complete the Project;

            (iv)  Employ security watchmen to protect the Premises;

            (v)   Take such action as necessary to prevent waste;

            (vi) Comply with, effect a cure under and/or prevent a failure or default under any Purchase Agreement;

            (vii) Comply with, effect a cure under and/or prevent a failure or default under the Construction Contract(s);

            (viii) Comply with, effect a cure under and/or prevent a failure or default under the Declaration;

            (ix) Comply with, effect a cure under and/or prevent a failure or default under the Timeshare Filing;

and in furtherance thereof the Borrower irrevocably, absolutely and unconditionally agrees that Lender may disburse that portion of the Loan not previously disbursed (including any Retainage) and such amounts as Lender may deem necessary or appropriate to complete the Project and to protect the Project and the lien of the Loan Documents and to do all of the things in connection with the Project which Borrower may do in its own behalf and hereby appoints the Lender as its attorney in fact to perform the foregoing. It is understood and agreed that this power of attorney shall be deemed to be a power coupled with an interest which cannot be revoked by death or otherwise. Said attorney-in-fact shall also have power to prosecute and defend all actions and proceedings in connection with the construction of the Project and to take such action and require such performance as it deems necessary. In accordance therewith and upon such Event of Default, Borrower hereby assigns and quitclaims unto Lender all sums to be advanced hereunder including Retainage. Any funds so disbursed or fees or charges so incurred shall be included in any amount necessary for Borrower to pay to redeem the Premises after any foreclosure sale over and above and notwithstanding the bid price at any foreclosure sale. BORROWER EXPRESSLY ACKNOWLEDGES AND AGREES THAT THE FAILURE TO COMPLETE THE PROJECT WILL SUBJECT THE LENDER TO IRREPARABLE HARM AND LOSS INCLUDING THE LOSS OF THE COMPLETED PROJECT AS SECURITY FOR THE LOAN AND EXPRESSLY COVENANTS AND AGREES THAT UPON AN EVENT OF DEFAULT IT WILL COOPERATE WITH THE LENDER IN THE LENDER'S EXERCISE OF ITS REMEDIES HEREUNDER, WILL NOT OBJECT OR CONTEST THE EXERCISE OF LENDER'S REMEDIES HEREUNDER AND EXPRESSLY WAIVES AND RELINQUISHES ANY RIGHT NOW OR HEREAFTER EXISTING AT LAW, IN EQUITY OR BY STATUTE TO OBJECT TO THE EXERCISE BY LENDER OF ALL OR ANY OF THE AFORESAID REMEDIES. BORROWER ACKNOWLEDGES THAT IT IS REPRESENTED BY COUNSEL AND THE REMEDIES HEREIN AND THE CONTENT AND EFFECT OF THIS WAIVER HAVE BEEN FULLY DISCUSSED WITH AND EXPLAINED BY COUNSEL AND EXECUTES AND DELIVERS THIS WAIVER ONLY UPON A FULL UNDERSTANDING OF THE SAME AND THE RIGHTS WAIVED HEREUNDER. BORROWER FURTHER UNDERSTANDS THAT LENDER HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT IN RELIANCE UPON THIS WAIVER AND THE RIGHT TO EXERCISE SUCH REMEDIES AND BUT FOR SUCH WAIVER WOULD NOT MAKE THE LOAN.

      13.2 Rights Non-Cumulative. No right or remedy by this Agreement or by any Loan Document or instrument delivered by the Borrower pursuant hereto, conferred upon or reserved to the Lender shall be or is intended to be exclusive of any other right or remedy and each and every right and remedy shall be cumulative and in addition to any other right or remedy or now or hereafter arising at a law or in equity or by statute. Except as Lender may hereafter otherwise agree in writing, no waiver by Lender or any breach by or default of Borrower of any of its obligations, agreements, or covenants under this Agreement shall be deemed to be a waiver of any subsequent breach of the same or any other obligation, agreement or covenant, nor shall any forbearance by Lender to seek a remedy for such breach be deemed a waiver of its rights and remedies with respect to such a breach, nor shall Lender be deemed to have waived any of its rights and remedies unless it be in writing and executed with the same formality as this Agreement.

                                      14.
                      GENERAL CONDITIONS AND MISCELLANEOUS

      14.1 Rights of Third Parties. All conditions of the obligations of Borrower hereunder are imposed solely and exclusively for the benefit of Lender and no other person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Lender will refuse to make advances in the absence of strict compliance with any or all thereof, and no other person shall, under any circumstances, be deemed to be a beneficiary of such conditions, any and all of which may be freely waived in whole or in part by Lender at any time if in its sole discretion it deems it desirable to do so. In particular, Lender makes no representations and assumes no duties or obligations as to third parties concerning the quality of the construction of the Improvements or the absence therefrom of defects. In this connection, Borrower agrees to and shall indemnify Lender from any liability, claims or losses resulting from the disbursement of the Loan proceeds or from the condition of the Premises whether related to the quality of construction or otherwise and whether arising during or after the term of the Loan made by Lender to Borrower in connection therewith. This provision shall survive the repayment of said Loan and shall continue in full force and effect so long as the possibility of any such liability, claims or losses exists.

      14.2 Evidence of Satisfaction of Conditions. Any condition of this Agreement which requires the submission of evidence of the existence or non-existence of a specified fact or facts implies as a condition the existence or non-existence, as the case may be, of such fact or facts, and Lender shall, at all times, be free independently to establish to its satisfaction and in its absolute discretion such existence or non-existence at its sole cost and expense except as otherwise expressly provided in the Loan Documents.

      14.3 Assignment. Borrower may not assign this Loan Agreement or any of its rights or obligations hereunder, including the right to an Advance, without the prior written consent of Lender.

      14.4 Successors and Assigns Including in Parties. Whenever in this Agreement one of the parties hereto is named or referred to, the heirs, legal representatives, successors and assigns of such parties shall be included and all covenants and agreements contained in this Agreement by or on behalf of the Borrower or by or on behalf of the Lender shall bind and inure to the benefit of their respective heirs, legal representatives, successors and assigns, whether so expressed or not.

      14.5 Headings. The headings of the sections, paragraphs and subdivisions of this Agreement are for the convenience of reference only, and are not to be considered a part hereof and shall not limit or otherwise affect any of the terms hereof.

      14.6 Invalid Provisions to Affect no Others. If fulfillment of any provision hereof, or any transaction related thereto at the time performance of any such provision shall be due, shall involve transcending the limit of validity prescribed by law, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity; and such clause or provision shall be deemed invalid as though not herein contained, and the remainder of this Agreement shall remain operative in full force and effect.

      14.7 Number and Gender. Whenever the singular or plural number, masculine or feminine or neuter gender is used herein, it shall equally include the other.

      14.8 Amendments. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

      14.9 Notices. Any notices and other communications permitted or required by the provisions of this Instrument (except for telephonic notices expressly permitted) shall be in writing and shall be deemed to have been properly given or served by depositing the same with the United States Postal Service, or any official successor thereto, designated as Certified Mail, Return Receipt Requested, bearing adequate postage, or deposited with reputable private courier or overnight delivery service, and addressed as hereinafter provided. Each such notice shall be effective three (3) days after being deposited or delivered as aforesaid. The time period within which a response to any such notice must be given, however, shall commence to run from the date of receipt of the notice by the addressee thereof. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice sent. By giving to the other party hereto at least ten (10) days' notice thereof, either party hereto shall have the right from time to time to change its address and shall have the right to specify as its address any other address within the United States of America.

              Each notice to Lender shall be addressed as follows:

                           MM&S Investments Corporation
                           Suite 3000
                           150 South Fifth Street
                           Minneapolis, Minnesota 55402
                           Attn:  Vice President - Mortgage Department

             Each notice to Borrower shall be addressed as follows:

                           Bluegreen Vacations Unlimited, Inc.
                           4960 Conference Way North
                           Suite 100
                           Boca Raton, Florida 33431
                           Attn:  Director of Corporate Legal Affairs

      14.10 Governing Law. Notwithstanding the place of execution of this instrument, the parties to this instrument have contracted for Florida law to govern this instrument and it is controllingly agreed that this instrument is made pursuant to and shall be construed and governed by the laws of the State of Florida without regard to the principles of conflicts of law.

      14.11 Participation. Lender may in its sole and exclusive discretion issue participations in the Loan and/or assign all or a portion of its obligations to make the Loan to participant(s) in the Loan. The Lender may assign the Loan and its rights and obligations to another lender or to a Person that the Lender merges with, is merged into, or who acquires the assets of Lender or whose assets are acquired by Lender. Lender may divulge all information received by it from Borrower or any other source, including but not limited to information relating to the Loan, to the Project and to Borrower, to any such participant(s) and Borrower shall cooperate with

Lender, at Lender's expense, in satisfying the reasonable requirements of any such participant(s) or other lenders for consummating such a purchase or participation.

      14.12 Consent to Jurisdiction. The Borrower submits and consents to personal jurisdiction of the Courts of the State of Florida and the United States District Court for the Southern District of Florida for the enforcement of this instrument and waives any and all personal rights under the laws of any state or the United States of America to object to jurisdiction in the State of Florida. Litigation may be commenced in any state court of general jurisdiction for the State of Florida or the applicable United States District Court located in Florida, at the election of the Lender. Nothing contained herein shall prevent Lender from bringing any action against any other party or exercising any rights against any security given to Lender, or against the Borrower personally, or against any property of the Borrower, within any other state. Commencement of any such action or proceeding in any other state shall not constitute a waiver of consent to jurisdiction or of the submission made by the Borrower to personal jurisdiction within the State of Florida.

      14.13 Counterparts. This instrument may be executed in any number of counterparts with the same effect as if all parties hereto had signed the same document. All such counterparts shall be construed together and shall constitute one instrument, but in making proof hereof it shall only be necessary to produce one such counterpart. The signatures to this instrument may be executed on separate pages and when attached to this instrument shall constitute one complete document.

      14.14 Waiver. THE UNDERSIGNED WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING TO WHICH ANY PARTIES TO THIS INSTRUMENT ARE INVOLVED DIRECTLY OR INDIRECTLY AND ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS INSTRUMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER, AND WHETHER ARISING OR ASSERTED BEFORE OR AFTER THE DATE OF THIS INSTRUMENT.

IMPORTANT: READ BEFORE SIGNING. THE TERMS OF THIS AGREEMENT SHOULD BE READ CAREFULLY BECAUSE ONLY THOSE TERMS IN WRITING ARE ENFORCEABLE. NO OTHER TERMS OR ORAL PROMISES NOT CONTAINED IN THIS WRITTEN CONTRACT MAY BE LEGALLY ENFORCED. YOU MAY CHANGE THE TERMS OF THIS AGREEMENT ONLY BY ANOTHER WRITTEN AGREEMENT WITH LENDER.

      IN WITNESS WHEREOF, Borrower and Lender have hereunto caused these presents to be executed on the date first above written.

Signed, sealed and delivered                BLUEGREEN VACATIONS UNLIMITED
in the presence of these witnesses:         INC., a Florida corporation


/s/ RHODA RUBIN                             By: /s/ DAVID PHILP
---------------------------------------     ---------------------------
Printed name: RHODA RUBIN                       Name:    David Philp
                                                Its:     Vice President
/s/ BARBARA B. LANDER
---------------------------------------
Printed name: BARBARA B. LANDER

STATE OF FLORIDA           )
                           ) ss.
COUNTY OF PALM BEACH       )

      The foregoing instrument was acknowledged before me this ________ of April, 2002, by David Philp as Vice President of Bluegreen Vacations Unlimited, Inc., a Florida corporation, on behalf of the corporation. He personally appeared before me, is personally known to me or produced
____________________________________ as identification.

                                       Notary:
                                              ----------------------------------
                                       Print Name:
                                                  ------------------------------
   [NOTARIAL SEAL]                     Notary Public, State of Florida
                                       My Commission expires:
                                                             -------------------

Signed, sealed and delivered           MM&S INVESTMENTS CORPORATION
in the presence of these witnesses:    a Minnesota corporation, doing business
                                       in Florida as Marshall Miller & Schroeder
                                       Investments Corporation
-----------------------------------
Printed Name:
                                       By:
                                           -------------------------------------
                                           Name:
-----------------------------------
Printed name:                          Its:
                                           -------------------------------------


STATE OF MINNESOTA         )
                           ) ss.
COUNTY OF HENNEPIN         )

      The foregoing instrument was acknowledged before me this ________ of April, 2002, by ________________________________, as ________________ of MM&S
INVESTMENTS CORPORATION, a Minnesota corporation, doing business in Florida as MARSHALL MILLER & SCHROEDER INVESTMENTS CORPORATION, on behalf of the corporation. He personally appeared before me, is personally known to me or produced ____________________________________ as identification.

                                       Notary:
                                              ----------------------------------
                                       Print Name:
                                                  ------------------------------
   [NOTARIAL SEAL]                     Notary Public, State of Minnesota
                                       My Commission expires:
                                                             -------------------


THIS DOCUMENT WAS PREPARED BY:

Donald P. Norwich
OPPENHEIMER WOLFF & DONNELLY LLP
3400 Plaza VII Building
45 South Seventh Street
Minneapolis, Minnesota 55402

                                TABLE OF EXHIBITS

Exhibit A - Budget
Exhibit B - FF&E Budget
Exhibit C -- Loan Release Schedule
Exhibit D -- Extract of Plans and Specifications
Exhibit E - Description of Premises
Exhibit F - Schedule of Unsold Units

                                   EXHIBIT "A"

                                     Budget

                                   EXHIBIT "B"

                                   FF&E Budget

                                   EXHIBIT "C"

                              Loan Release Schedule

                                   EXHIBIT "D"

                       Extract of Plans and Specifications

                                   EXHIBIT "E"

                             Description of Premises

All of Solara Surfside Condominium according to the First Amendment to Declaration of Condominium for the Bethel Beach Club Resort & Spa, a Condominium (according to its Declaration of Condominium filed in Official Records Book 18155, Page 4177, of the public records of Miami-Dade County, Florida), which First Amendment is filed in Official Records as Document Number 02R167439, as further amended by the Second Amendment that is filed in Official Records as Document Number 02R192554, of the public records of Miami-Dade County, Florida, which Condominium constitutes al of Lots 20 and 21, Block 1, 2nd AMENDED PLAT OF NORMANDY BEACH, Recorded in Plat Book 16, at Page 44 of the Public Records of Miami-Dade County, Florida, and Condominium Parcels 105, 106, 201 through 210, 301 through 310, 401 through 410, 501 through 510, 601 through 610, and 701 through 710, and all common elements appurtenant thereto.

LESS AND EXCEPT those Timeshare Estates being described further in Exhibit A-1, attached hereto and made a part hereof, which previously have been conveyed from Condominium Parcels 306, 506, 701, 705, 706, 708 and 709.

Exhibit A-1

UNIT/WEEK             UNIT/WEEK               UNIT/WEEK            UNIT/WEEK
501/6 FULL            706/6 FULL              708/26 EVEN          709/34 FULL
506/2 FULL            706/7 FULL              708/27 FULL          709/35 FULL
506/3 FULL            706/8 FULL              708/28 EVEN          709/41 FULL
506/4 FULL            706/9 FULL              708/28 ODD           709/43 EVEN
506/5/FULL            706/10 FULL             708/29 EVEN          709/46 EVEN
506/6 FULL            706/11 FULL             709/29 ODD           709/48 EVEN
596/7 FULL            706/12 FULL             708/30 FULL          709/51 FULL
506/8 FULL            706/13 FULL             708/31 EVEN          701/10 FULL
506/9 FULL            706/14 FULL             701/31 ODD           701/11 FULL
506/10 FULL           706/17 FULL             708/32 FULL          701/12 FULL
506/11 FULL           706/21 FULL             708/33 FULL          701/13 FULL
506/12 FULL           706/22 FULL             708/34 FULL          701/14 FULL
506/13 FULL           706/23 EVEN             708/35 FULL          701/15 FULL
506/14 FULL           706/24 FULL             708/36 FULL          701/16 FULL
506/15 FULL           706/25 FULL             708/37 EVEN          705/7 FULL
506/16 FULL           706/26 FULL             708/40 FULL          705/23 FULL
506/17 FULL           706/27 FULL             708/51 FULL          706/41 FULL
506/25 FULL           706/28 FULL             709/1 EVEN           706/42 FULL
506/26 FULL           706/31 FULL             709/2 FULL           708/5 ODD
506/27 EVEN           706/32 EVEN             709/3 EVEN           708/18 ODD
506/30 FULL           706/32 ODD              709/4 EVEN           708/46 FULL
506/31 FULL           706/33 EVEN             709/5 EVEN           709/7 EVEN
506/32 FULL           706/33 ODD              709/6 FULL           709/38 EVEN
506/50 FULL           706/34 EVEN             706/9 FULL           706/29 FULL

506/51 FULL           706/35 EVEN             709/11 FULL          706/30 FULL
506/32 FULL           706/36 FULL             709/13 FULL          701/11 FULL
701/3 FULL            706/37 EVEN             709/14 EVEN          701/12 FULL
701/4 FULL            706/40 EVEN             709/15 EVEN          701/13 FULL
701/9 EVEN            706/43 FULL             709/16 EVEN          701/14 FULL
701/26 EVEN           706/44 EVEN             709/18 EVEN          701/15 FULL
701/27 FULL           706/46 FULL             709/19 EVEN          701/16 FULL
701/31 EVEN           706/47 FULL             709/20 FULL          708/18 EVEN
705/1 FULL            706/48 FULL             709/22 EVEN          701/52 FULL
705/2 FULL            706/52 FULL             709/22 ODD           701/5 FULL
705/3 FULL            708/3 EVEN              709/23 ODD           701/6 FULL
705/4 FULL            708/5 EVEN              709/25 FULL          701/7 FULL
705/5 FULL            708/9 EVEN              709/26 EVEN          701/8 FULL
705/6 FULL            708/10 EVEN             709/26 ODD           705/8 FULL
705/12 FULL           708/14 FULL             709/27 ODD           506/28 FULL
705/13 FULL           708/15 EVEN             709/28 EVEN          708/39 FULL
705/15 FULL           708/16 EVEN             709/28 ODD           701/31 ODD
705/27 EVEN           708/19 FULL             709/29 EVEN          306/1-52 FULL
705/32 FULL           708/20 FULL             709/29 ODD
705/51 FULL           708/21 EVEN             709/30 EVEN
705/52 FULL           708/22 FULL             709/30 ODD
706/1 FULL            708/23 EVEN             709/31 EVEN
706/2 FULL            708/23 ODD              709/31 ODD
706/3 FULL            708/24 EVEN             709/32 FULL
706/4 FULL            708/25 EVEN             709/33 EVEN
706/5 FULL            708/25 ODD              709/33 ODD

                                   EXHIBIT "F"

                            Schedule of Unsold Units